Exhibit 10.1

EXECUTION

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

RESEARCH COLLABORATION AND LICENSE AGREEMENT

between

NOVO NORDISK A/S

and

KORRO BIO, INC.

THIS RESEARCH COLLABORATION AND LICENSE AGREEMENT (the “Agreement”) is entered into as of September 13, 2024 (the “Effective Date”) by and between Novo Nordisk A/S, a corporation organized and existing under the laws of Denmark, having an address at Novo Nordisk Allé, 2880 Bagsvaerd, Denmark, CVR No. 24 25 67 90 (“Novo Nordisk”), on the one hand, and Korro Bio, Inc., a corporation organized and existing under the laws of Delaware, United States, with its principal place of business at 60 First Street, 2nd Floor, Suite 250, Cambridge, MA 02141 (“Korro”), on the other hand. Korro and Novo Nordisk are each referred to individually as a “Party” and together as the “Parties”.

BACKGROUND

WHEREAS, Novo Nordisk is a leading global healthcare company engaged in the research, development and commercialization of pharmaceutical products, including in researching and developing oligonucleotide-based therapeutic products and pharmaceutical products in the cardiometabolic field.

WHEREAS, Korro is a biopharmaceutical company focused on developing a new class of genetic medicines for both rare and highly prevalent diseases using its proprietary RNA editing platform, OPERA Platform (as defined below) based on adenosine deaminase activities on RNAs and RNA editing capabilities, for identifying potential targets for potential therapeutic synthetic oligonucleotide product candidates.

WHEREAS, Novo Nordisk and Korro desire to enter into this Agreement to allow the Parties to collaborate to identify such Collaboration Target(s) (as defined below) against which one or more Licensed Compounds (as defined below) could be developed for and directed to.

WHEREAS, in connection with the foregoing, Novo Nordisk desires to obtain from Korro an exclusive worldwide license to Research, Develop, Manufacture, Commercialize, and otherwise Exploit the Licensed Compounds and Licensed Products, and Korro is hereby willing to grant such license to Novo Nordisk, all in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the sufficiency of which is acknowledged by both Parties, the Parties agree as follows:

1.
DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings specified in this Article 1, or as defined elsewhere in this Agreement.

1.1
“Accounting Standards” means accounting determinations made according to International Financial Reporting Standards, as generally and consistently applied.
1.2
“Acquirer” has the meaning set forth in Section 1.22.

1.3
“Action” has the meaning set forth in Section 10.4.2.
1.4
“ADAR” has the meaning set forth in Section 1.116.
1.5
“Affiliate” means, with respect to a particular Party, a person, corporation, company, partnership, joint venture or other entity, which Controls, is Controlled by, or is under common Control with such Party. For the purpose of this definition, “Control” of an entity means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting securities or capital stock of such entity, or the power, directly or indirectly, to direct or cause the direction of the general management and policies of the entity in question. An entity will be deemed to be an Affiliate for so long as such Control exists, and Affiliates include existing and future entities meeting this definition. For purposes of this definition, notwithstanding the foregoing, Novo Holdings A/S, the Novo Nordisk Foundation and their respective affiliates (other than Novo Nordisk and its subsidiaries) shall not be considered Affiliates of Novo Nordisk.
1.6
“Alliance Manager” means the person appointed by each Party from within its respective organization to coordinate and facilitate the communication, interaction and cooperation of the Parties pursuant to this Agreement and in accordance with Section 7.3.
1.7
“Annual Net Sales” means, on a Licensed Product-by-Licensed Product basis, for a given Calendar Year, all Net Sales of such Licensed Product throughout the Territory during such Calendar Year.
1.8
“Anti-Corruption Laws” means all applicable U.S. and non-U.S. Applicable Laws relating to the prevention of corruption or bribery, including the U.S. Foreign Corrupt Practices Act of 1977.
1.9
“API” has the meaning set forth in Section 1.96.
1.10
“Applicable Laws” means all federal, state, local, national and supra-national laws, statutes, rules, regulations, and other pronouncements having the effect of law from any Governmental Authority, including any rules, regulations, guidelines, or requirements of Regulatory Authorities, taxing authorities, national securities exchanges, or securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity hereunder.
1.11
“Audited Party” has the meaning set forth in Section 9.12.
1.12
“Auditor” has the meaning set forth in Section 9.12.
1.13
“Available Target” has the meaning set forth in Section 2.4(c)(iv).
1.14
“Bankruptcy Laws” has the meaning set forth in Section 16.6.
1.15
“Biosimilar Product” means, as to a given Licensed Product, any product [***]
1.16
“Breaching Party” has the meaning set forth in Section 15.2.2.

1.17
“Budget Overrun” has the meaning set forth in Section 2.3(c).
1.18
“Business Day” means a day other than Saturday or Sunday on which commercial banking institutions located in each of Boston, Massachusetts, United States, and Copenhagen, Denmark are open for business.
1.19
“Calendar Day” means any day of the Calendar Year.
1.20
“Calendar Quarter” means any respective period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 of any Calendar Year; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.
1.21
“Calendar Year” means the twelve (12)-month period commencing on January 1 and ending on December 31; provided, however, that (a) the first Calendar Year of the Term shall begin on the Effective Date and end on December 31, 2024; and (b) the last Calendar Year of the Term shall end on the effective date of expiration or termination of this Agreement.
1.22
“Change of Control” means with respect to either Party: (a) the acquisition by a Third Party or group of Third Parties acting in concert, in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of such Party, or the power, directly or indirectly, to direct or cause the direction of the general management and policies of such Party; (b) a merger, reorganization, business combination, or consolidation involving such Party, as a result of which a Third Party or group of Third Parties acting in concert acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of, or the power, directly or indirectly, to direct or cause the direction of the general management and policies of, the surviving entity immediately after such merger, reorganization, business combination or consolidation; or (c) a sale, exchange, lease, contribution, transfer or disposition of all or substantially all of (i) such Party’s assets taken as a whole or (ii) such Party’s assets which relate to this Agreement, in either case ((i) or (ii)), in one transaction or a series of related transactions, to a Third Party or group of Third Parties acting in concert. The acquiring or combining Third Party in any of (a), (b) or (c), and any of such Third Party’s Affiliates (other than the acquired Party and its Affiliates in existence prior to the applicable transaction), are referred to collectively herein as the “Acquirer”.
1.23
“Claim” has the meaning set forth in Section 12.1.
1.24
“Collaboration Data” has the meaning set forth in Section 5.4.
1.25
“Collaboration IP” means all Collaboration Know-How and Collaboration Patents.
1.26
“Collaboration Know-How” means any Know-How developed or conceived solely by or on behalf of Korro or Novo Nordisk, by the Parties jointly, or by any Affiliate(s) of the same, during the performance of the activities to be conducted by the Parties under the applicable Research Plan. For clarity, Collaboration Know-How shall not include Korro Background Know-How or Novo Nordisk Background Know-How.

1.27
“Collaboration Patents” means any Patent Rights covering inventions made, developed, or conceived solely by or on behalf of Korro or Novo Nordisk, by the Parties jointly, or by any Affiliate(s) of the same, during the performance of the activities to be conducted by the Parties under the applicable Research Plan. For clarity, Collaboration Patents shall not include Korro Background Patents or Novo Nordisk Background Patents.
1.28
“Collaboration Target” has the meaning set forth in Section 1.96. For clarity, subject to Collaboration Target Substitution in accordance with Section 2.4(c), [***] and the Second Collaboration Target are the two (2) Collaboration Targets hereunder.
1.29
“Collaboration Target Substitution” has the meaning set forth in Section 2.4(c).
1.30
“Collaboration Tissue” means, with respect to [***].
1.31
“Combination Product” means a Licensed Product that is sold in combination with at least one other active pharmaceutical ingredient, in a device and/or as or with adjunct therapy, process, or service (such other foregoing elements, “Other Components”) or that is otherwise defined as a “combination product” by the FDA pursuant to 21 C.F.R § 3.2(e) or its equivalent in other jurisdictions in the Territory, in each case, whether combined in a single formulation or package, as applicable, or formulated separately but packaged under a single label approved by a Regulatory Authority and sold together for a single price.
1.32
“Commercial Milestone Event” has the meaning set forth in Section 9.2.2.
1.33
“Commercial Milestone Payment” has the meaning set forth in Section 9.2.2.
1.34
“Commercialization” means any and all activities directed to the offering for sale and sale of a Licensed Product, including: (a) activities directed to storing, marketing, promoting, detailing, distributing, importing, exporting, selling and offering to sell that Licensed Product; (b) conducting clinical trials after Regulatory Approval of the Licensed Product; (c) interacting with Regulatory Authorities regarding the foregoing; and (d) seeking pricing approvals and reimbursement approvals (as applicable) for that Licensed Product in the Territory. When used as a verb, “Commercialize” means to engage in Commercialization activities. For clarity, “Commercialization” shall not include any Development activities.
1.35
“Commercially Reasonable Efforts” means, with respect to activities or decision-making of a Party in connection with (a) Sections [***], that level of efforts and resources [***] would normally use to accomplish a similar objective or activity under similar circumstances, in a diligent and sustained manner without undue interruption, pause or delay; and (b) Section [***], that level of efforts and resources [***] would devote for a project or product of similar market potential and at a similar stage in its development or product life, taking into account, without limitation, [***].
1.36
“Competing Product” means any product [***].
1.37
“Confidential Information” means all Know-How or other non-public information of any kind disclosed or otherwise made available by or on behalf of one Party or any of its Affiliates to the other Party or any of its Affiliates in connection with this Agreement, without regard as to whether any of the foregoing is marked “confidential” or “proprietary” at the time of disclosure, or is disclosed in oral, written, graphic, electronic, or other form. The terms and conditions of this Agreement are the Confidential Information of each Party.
1.38
“Confidentiality Agreement” has the meaning set forth in Section 13.5.
1.39
“Control” or “Controlled” means, with respect to any Know-How, Patent Right or other information, possession by a Party or its Affiliate of the right (whether by ownership, license, or otherwise, other than pursuant to this Agreement) to grant the other Party a license or sublicense to such Know-How, Patent Right or other information without violating the terms of any agreement or other arrangement with a Third Party and without misappropriating or infringing the proprietary rights or information of a Third Party.
1.40
“Cost of Goods” means all those costs incurred by Korro, according to its internal accounting standards consistently applied, that are directly attributable to the production and supply of Licensed Compounds or Licensed Products as specified in Section 4.1 or Section 4.2, including: (a) all costs paid by Korro to contract development and manufacturing organizations (CDMOs) or contract manufacturing organizations (CMOs) including fees, capacity commitments, materials, membranes, resins etc., for such Licensed Compounds or Licensed Products, (b) the product testing costs of such Licensed Compounds or Licensed Products, (c) any costs borne by Korro allocable for the transport, customs clearance, duty, insurance and/or storage of such Licensed Compounds or Licensed Products during the production and delivery process as specified in the applicable Research Plan or Manufacturing Agreement, (d) reasonable sample costs and costs specific to defects in the production process for such Licensed Compounds or Licensed Products including batch failures, scrap and other losses in connection with their Manufacturing, and (e) costs specific to ensuring compliance with adequate quality standards and regulations for Manufacturing such Licensed Compounds or Licensed Products. For the avoidance of doubt, any FTE Expenses associated with the foregoing shall only include those that are specifically allocable to the furtherance of the foregoing.
1.41
“Cover”, “Covering”, or “Covered” means (a) with respect to Know-How, that such Know-How was used in the Exploitation of a Licensed Compound, Licensed Product, or candidates, precursors, or intermediates thereof, and (b) with respect to Patent Rights, that the making, using, offering to sell, selling, or importing of a Licensed Compound, Licensed Product, or candidates, precursors, or intermediates thereof would, absent a license to or other right to use such Patent Rights, constitute an infringement of a Valid Claim of such Patent Right.
1.42
[***] has the meaning set forth in Section [***].
1.43
“Cure Period” has the meaning set forth in Section 15.2.2.
1.44
“Development” means any and all activities directed to Research and non-clinical and clinical drug development activities, including toxicology, carcinogenicity, pharmacology, and other non-clinical efforts, statistical analysis, formulation development, delivery system development, manufacturing development, the performance of clinical trials (including manufacturing in support thereof, but excluding any commercial manufacturing) or other activities reasonably necessary in order to obtain Regulatory Approval of Licensed Products in the Territory. When used as a verb, “Develop” means to engage in Development activities. For clarity, “Development” shall not include any Commercialization activities.
1.45
“Development Records” has the meaning set forth in Section 5.1.
1.46
“Disclosing Party” has the meaning set forth in Section 13.1.
1.47
“Dispute” has the meaning set forth in Section 17.1.
1.48
“Divest” means, with respect to an Exempt Program, (a) the sale or other complete transfer of rights to such Exempt Program by Korro or its Acquirer to a Third Party (that is not Korro’s Acquirer or any of its Affiliates), or (b) the grant by Korro or its Acquirer of an exclusive license to a Third Party (that is not Korro’s Acquirer or any of its Affiliates) of all Intellectual Property, informational, operational, Development, Research, Manufacturing, Commercialization and other Exploitation rights with respect to such Exempt Program to such Third Party such that there is a complete cessation of all, and without the retention or reservation of any, Development, Research, Manufacturing, Commercialization or other Exploitation activities, obligation, interest or participation rights (other than solely an interest or right to receive payments therefrom and enforce customary terms and conditions contained in the relevant agreements effectuating such transaction for such interest or right) with respect to such Exempt Program at all of Korro’s and Korro’s Acquirer’s Affiliates; provided that, upon such license’s termination, another such exclusive license or an action specified in clause (a) is promptly undertaken to the extent such terminated Divestiture reverts any such rights to Korro, its Acquirer, or any of its Affiliates.
1.49
“Dollar” means the United States of America dollar, and “$” and “USD” will also be interpreted as such.
1.50
“Effective Date” means the date of this Agreement as stated in the preamble.
1.51
“EMA” means the European Medicines Agency or any successor agency thereto.
1.52
“Excluded Claim” has the meaning set forth in Section 17.4.
1.53
“Exempt Program” has the meaning set forth in Section 6.3.
1.54
“Exploit” means to Research, Develop, Manufacture and Commercialize, including to have Researched, to have Developed, to have Manufactured, to have Commercialized, and otherwise to exploit (including to use, register, or transfer possession of or title to), a Licensed Compound, Licensed Product, or candidates, precursors, or intermediates thereof. “Exploitation” shall have the correlative meaning.
1.55
“FDA” means the United States Food and Drug Administration and any successor agency thereto.
1.56
“Field” means [***].

1.57
“First Commercial Sale” means with respect to a Licensed Product in any country, on a Licensed Product-by-Licensed Product and country of sale-by-country of sale basis, the first commercial transfer or disposition for value of such Licensed Product for end use in such country to a Third Party (not being a sublicensee for the relevant Licensed Product) by Novo Nordisk or any of its Affiliates or sublicensees after such Licensed Product has been granted Regulatory Approval by a Regulatory Authority having jurisdiction for such country and where such sale results in a recordable Net Sale. The following sales of a Licensed Product shall not constitute a “First Commercial Sale”: (a) any distribution or other sale solely for so-called investigational new drug sales, clinical studies, compassionate or emergency use, named patient or single patient programs, expanded access or indigent programs, promotional samples, testing samples, donations, or any similar instances where the Licensed Product is distributed at or below cost or supplied without charge; or (b) sales between Novo Nordisk and/or its Affiliates and/or sublicensees unless such Affiliate or such sublicensee is the end user of such Licensed Product and such sale results in a Net Sale.
1.58
“First Reimbursed Sale” means, on a country-of-sale-by-country-of-sale basis, [***]. First Reimbursed Sale excludes any sale or other distribution for use in any clinical trial or other Development activity, or for any use or basis that does not constitute a Net Sale.
1.59
“Force Majeure” shall have the meaning provided in 18.9.
1.60
“FTE” means the equivalent of a full-time employee or consultant at Korro based on annual working hours of [***] hours per year (with no further reductions for vacations and holidays). Overtime, and work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The portion of an FTE year devoted by an employee or consultant to activities contemplated by this Agreement shall be determined by dividing the number of hours during any twelve (12)-month period devoted by such employee or consultant to such activities by [***] hours; provided, however, that no matter how many hours an individual employee or consultant works in such twelve (12)-month period, such employee or consultant shall in no event count for more than one (1) FTE.
1.61
“FTE Expenses” means, for any period, the FTE Rate multiplied by the number of FTEs who perform a specified activity pursuant to the applicable Research Plan (or another mutually agreed activity plan) in such period. FTE Expenses shall be pro-rated on a daily basis if necessary (e.g., for any applicable period that is less than a full Calendar Year).
1.62
“FTE Rate” means, for the period commencing on the Effective Date until such time as the Parties agree otherwise, a rate of [***] per FTE per Calendar Year (pro-rated for any partial Calendar Year), subject to annual increases or decreases beginning on [***] to reflect the percentage increase or decrease in the Consumer Price Index – All Urban Consumers, US City Average, All Items (as quoted by the U.S. Department of Labor, Bureau of Labor Statistics). The FTE Rate is fully burdened and shall be deemed to encompass, for each FTE, [***].
1.63
[***]
1.64
[***]

1.65
“Gatekeeper” means a mutually agreed-upon independent Third Party engaged by Korro, who is subject to professional obligations of privilege and impartiality or confidentiality obligations at least as stringent as those set forth under Article 13, for the purpose of confirming whether a potential Collaboration Target is on the Unavailable List in accordance with Section 2.4(c).
1.66
“Good Clinical Practices” or “GCP” means the then-current requirements, standards, practices and procedures concerning clinical trials and good clinical practice promulgated or endorsed by a Regulatory Authority of competent jurisdiction, including: (a) for the United States, as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance” and “E6(R2) Good Clinical Practice: Integrated Addendum to ICH E6(R1) Guidance for Industry,” and related regulatory requirements imposed by the FDA, including those set forth in 21 C.F.R. Parts 50, 54, 56, and 312; (b) for the European Union, as set forth in Directive 2001/20/EC of the European Parliament and of the Council of 4 April 2001 and Commission Directive 2005/28/EC of 8 April 2005; (c) as set forth in ICH Guideline for Good Clinical Practice E6; and (d) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time.
1.67
“Good Laboratory Practices” or “GLPs” means (a) the then-current requirements, standards, practices and procedures promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58; and (b) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time.
1.68
“Good Manufacturing Practices” or “GMPs” means (a) the then-current good manufacturing practices and standards promulgated or endorsed by the FDA, as provided for in the Current Good Manufacturing Practice Regulations of the U.S. Code of Federal Regulations Title 21 (21 C.F.R. §§ 4, 210, 211, 601, 610 and 820) and (b) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time.
1.69
“Governmental Authority” means any multi-national, national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, instrumentality, agency, bureau, branch, office, commission, council, court or other tribunal).
1.70
“Hatch-Waxman Act” means The Drug Price Competition and Patent Term Restoration Act (P. L. 98-417).
1.71
“ICC” has the meaning set forth in Section 17.3.1.
1.72
“IND” means an investigational new drug application filed with the FDA with respect to a Licensed Product, or an equivalent application filed with a Regulatory Authority in a country other than the United States required to commence clinical trials of a pharmaceutical product.
1.73
[***]
1.74
“Indemnified Party” has the meaning set forth in Section 12.3.1.

1.75
“Indemnifying Party” has the meaning set forth in Section 12.3.1.
1.76
“Indication” means [***].
1.77
“Indirect Tax” has the meaning set forth in Section 9.13.3.
1.78
“Initial Research Term” has the meaning set forth in Section 2.2(a).
1.79
“Intellectual Property” means registered or unregistered trademarks, Patent Rights, rights in inventions, registered designs, unregistered design rights, business, company, domain or product names, service marks, copyright, Know-How, trade secrets, rights in Confidential Information, database rights, any rights in clinical study results and clinical databases, applications for and the right to apply for any of the foregoing, and any similar or analogous rights anywhere in the world.
1.80
“IT” has the meaning set forth in Section 5.4.
1.81
“Joint Collaboration IP” means all Joint Collaboration Know-How and Joint Collaboration Patents.
1.82
“Joint Collaboration Know-How” has the meaning set forth in Section 10.2.5. For clarity, Joint Collaboration Know-How shall not include Product-Specific Collaboration Know-How.
1.83
“Joint Collaboration Patents” has the meaning set forth in Section 10.2.5. For clarity, Joint Collaboration Patents shall not include Product-Specific Collaboration Patents.
1.84
“JSC” has the meaning set forth in Section 7.1.
1.85
“Know-How” means all information (technical, scientific, and other types of information), ideas, concepts, know-how, results, data (including biological, chemical, physical, pharmacological, toxicological, pharmacokinetic, pre-clinical, clinical, safety and quality control data), rights of reference, inventions, discoveries, trade secrets, specifications, instructions, techniques, processes, models, designs, drawings, formulae, methods, practices, procedures, protocols, and other information and technology applicable to this Agreement, whether patentable or not, in any tangible or intangible form whatsoever, that is not in the public domain or otherwise publicly known. For clarity, Know-How includes any such information comprised or embodied in any applicable physical materials and excludes Patent Rights (i.e., Know-How excludes any information disclosed by a Party’s Patent Rights).
1.86
“Korro At-Fault Activities” has the meaning set forth in Section 2.3(b).
1.87
“Korro Background IP” means all Korro Background Know-How and Korro Background Patents.
1.88
“Korro Background Know-How” means all (a) Know-How Controlled by Korro (or one of its Affiliates) as of the Effective Date, and (b) Know-How Controlled by Korro (or one

of its Affiliates) after the Effective Date generated or acquired outside the scope of the applicable Research Plan [***].
1.89
“Korro Background Patents” means all (a) Patent Rights Controlled by Korro (or one of its Affiliates) as of the Effective Date, including those enumerated in Exhibit B and (b) Patent Rights Controlled by Korro (or one of its Affiliates) after the Effective Date that are (i) covering inventions made, developed, or conceived by Korro outside the scope of the applicable Research Plan, or (ii) generated or in-licensed or acquired from a Third Party by Korro outside the scope of the applicable Research Plan; [***].
1.90
“Korro Collaboration IP” means all Korro Collaboration Know-How and Korro Collaboration Patents.
1.91
“Korro Collaboration Know-How” has the meaning set forth in Section 10.2.2. For clarity, Korro Collaboration Know-How shall not include Product-Specific Collaboration Know-How nor Platform Collaboration Know-How.
1.92
“Korro Collaboration Patents” has the meaning set forth in Section 10.2.2. For clarity, Korro Collaboration Patents shall not include Product-Specific Collaboration Patents nor Platform Collaboration Patents.
1.93
“Korro Indemnitee” has the meaning set forth in Section 12.1.
1.94
“Licensed Compound” means any (a) constructs (including in the form of or comprised of peptides, proteins, or nucleic acids) directed to a Collaboration Target that are identified or Developed in the course of a Research Program and that (1) following the lead candidate screening stage of the corresponding Research Plan, meet or exceed the specifications for such lead candidate screening as set forth in such Research Plan or (2) are otherwise selected by Novo Nordisk, or (b) derivatives, modifications, and improvements thereof, in each case ((a) or (b)), that are Covered by a Valid Claim of any Licensed Patent Right. For clarity, the licenses and rights granted by Korro to Novo Nordisk pursuant to Section 2.5, Article 4, Section 8.2, and Section 8.4 with respect to Licensed Compounds shall be practiced or exercised for the purpose of or in connection with Exploiting Licensed Products in the Field in the Territory.
1.95
“Licensed Patent Rights” means all Patent Rights Controlled by Korro on the Effective Date or during the term of the Agreement that are [***] to make, have made, use, sell, offer for sale, import, Develop, Manufacture, Commercialize, or otherwise Exploit any Licensed Compound(s), any Licensed Product(s), or candidates, precursors, or intermediates thereof.
1.96
“Licensed Product” means a pharmaceutical product which comprises a distinct and specific Licensed Compound(s) as (one of) its active pharmaceutical ingredient(s) (“API”), that (a) meets or exceeds the specifications therefor set forth in its Research Plan, (b) in its submissions for seeking Regulatory Approval expressly declares and requires the presence of the Licensed Compound(s) therein and the specified properties and activities thereof (as set forth in its Research Plan), and (c) has in its corresponding Research Plan the target (e.g., genomic locus, protein, genomic sequence, small molecule, other in vivo substance, other genotype, or combination thereof) that its Licensed Compound(s) is (or are) intended to target (such “Target”

of a Research Plan, its “Collaboration Target”); regardless of its finished form, presentation, preparation, formulation (including any method of delivery), strength, concentration, dosage, or combination with further constituents (including other APIs). For purposes of this Agreement, each Licensed Product shall be distinct from another Licensed Product hereunder on the basis of a separate Marketing Authorization, and the Parties shall, prior to submission of an IND for a new Licensed Product, confirm in writing the specific and defining components of such distinct Licensed Product seeking Marketing Authorization therefrom (for all Agreement purposes thereafter).
1.97
“Losses” has the meaning set forth in Section 12.1.
1.98
“Major European Market” means any of France, Germany, Italy, Spain, or the United Kingdom.
1.99
“Major Market” means any of [***].
1.100
“Manufacture” or “Manufacturing” means any and all activities directed to manufacturing, processing, packaging, labeling, filling, finishing, assembly, shipping, storage, or freight of any pharmaceutical product (or any components or process steps involving any product or any companion diagnostic), placebo, or comparator agent, as the case may be, including quality assurance and stability testing; characterization testing; quality control release testing of drug substance and drug product; quality assurance batch record review and release of product; process development, qualification, validation, and scale-up; pre-clinical, clinical, and commercial manufacture and analytic development; and product characterization. For clarity, “Manufacturing” shall not include Development or Commercialization.
1.101
“Manufacturing Agreements” has the meaning set forth in Section 4.3.
1.102
“Maximum Fair Price” means a maximum fair price under the IRA’s drug price negotiation program as defined in 42 U.S.C. §1320f(c)(3) and all its subsequent amendments and replacements and guidance or regulations promulgated thereunder or any future Applicable Law in the United States that sets or imposes a cap on the price for a drug product that will be charged to, or reimbursed by, the United States (or any department or agency thereof) or any healthcare program administered by or on behalf thereof.
1.103
“Medicare Price” means, in respect of a Licensed Product, the average negotiated price (as defined in Section 1860D-2(d) of the Social Security Act) under prescription drug plans or MA-PD plans for such Licensed Product during the plan year immediately prior to the Initial Price Applicability Year (as defined in Section 1191(b)(1) of the Social Security Act).
1.104
“Named Personnel” has the meaning set forth in Section 18.2(B)(i)(1).
1.105
“Net Sales” with respect to a Licensed Product shall be calculated in the same manner as Novo Nordisk calculates net sales reported to its shareholders and shall mean all revenues, recognized in accordance with the International Financial Reporting Standards applied on a consistent basis, from the sale of such Licensed Product by Novo Nordisk or its Affiliates or its sublicensees to Third Parties (including to distributors), less any of the following deductions, in each case which are not duplicative and which are actually incurred, allowed, paid, accrued, or otherwise allocated to or for such Licensed Product:

[***].

1.106
“NHP” has the meaning set forth in Exhibit E.
1.107
“Non-breaching Party” has the meaning set forth in Section 15.2.2.
1.108
“Novo Nordisk Background IP” means all Novo Nordisk Background Know-How and Novo Nordisk Background Patents.
1.109
“Novo Nordisk Background Know-How” means all (a) Know-How Controlled by Novo Nordisk (or one of its Affiliates) as of the Effective Date, including Know-How related to [***], any Collaboration Target(s), translational research thereof, biomarkers in connection therewith, and Manufacturing and formulation of any of the foregoing, and (b) Know-How Controlled by Novo Nordisk (or one of its Affiliates) after the Effective Date generated or acquired outside the scope of the applicable Research Plan, [***].
1.110
“Novo Nordisk Background Patents” means all (a) Patent Rights Controlled by Novo Nordisk (or one of its Affiliates) as of the Effective Date, and (b) Patent Rights Controlled by Novo Nordisk (or one of its Affiliates) after the Effective Date that are (i) covering inventions made, developed, or conceived by Novo Nordisk outside the scope of the applicable Research Plan, or (ii) generated or in-licensed or acquired from a Third Party by Novo Nordisk outside the scope of the applicable Research Plan, [***].
1.111
“Novo Nordisk Collaboration IP” means all Novo Nordisk Collaboration Know-How and Novo Nordisk Collaboration Patents.
1.112
“Novo Nordisk Collaboration Know-How” has the meaning set forth in Section 10.2.3. For clarity, Novo Nordisk Collaboration Know-How shall not include Product-Specific Collaboration Know-How nor Platform Collaboration Know-How.
1.113
“Novo Nordisk Collaboration Patents” has the meaning set forth in Section 10.2.3. For clarity, Novo Nordisk Collaboration Patents shall not include Product-Specific Collaboration Patents nor Platform Collaboration Patents.
1.114
“Novo Nordisk Enforced IP” has the meaning set forth in Section 10.4.3.
1.115
“Novo Nordisk Indemnitee” has the meaning set forth in Section 12.2.
1.116
“OPERA Platform” means Korro’s proprietary RNA editing platform using endogenous human-expressed RNA-editing enzymes in the family of adenosine deaminase acting on RNA (“ADAR”).
1.117
“Other Components” has the meaning set forth in Section 1.31.
1.118
“Out-of-Pocket Costs” means [***].

1.119
“Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region where filed, including all provisional applications, substitutions, continuations, supplementary protection certificates, continuations-in-part, continued prosecution applications including requests for continued examination, divisional applications and renewals, and all letters patent or certificates of invention granted thereon, and all reissues, reexaminations, extensions (including pediatric exclusivity patent extensions), term restorations, renewals, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of the foregoing, and all foreign counterparts of any of the foregoing.
1.120
“Paying Party” has the meaning set forth in Section 9.13.2.
1.121
“Payment Annual Net Sales” means, [***].
1.122
“Payment Claim” has the meaning set forth in Section 1.157.
1.123
“Permitted Budget Increases” has the meaning set forth in Section 2.3(c).
1.124
“Permitted Subcontractors” has the meaning set forth in Section 2.6.
1.125
“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.
1.126
“Phase 1 Clinical Trial” means a human clinical trial of a Licensed Product that would satisfy the requirements of 21 C.F.R. § 312.21(a) or its equivalent in other jurisdictions outside of the United States.
1.127
“Phase 2 Clinical Trial” means a human clinical trial of a Licensed Product that would satisfy the requirements of 21 C.F.R. § 312.21(b) or its equivalent in other jurisdictions outside of the United States.
1.128
“Phase 3 Clinical Trial” means a human clinical trial of a Licensed Product that would satisfy the requirements of 21 C.F.R. § 312.21I or its equivalent in other jurisdictions outside of the United States.
1.129
“Platform Collaboration IP” means, other than Product-Specific Collaboration IP, any Collaboration IP specifically related to the OPERA Platform that is [***], which, for clarity, shall not constitute a part of Korro Collaboration IP, Joint Collaboration IP, nor Novo Nordisk Collaboration IP. Any Patent Rights within Platform Collaboration IP shall be deemed “Platform Collaboration Patents”, and any Know-How within Platform Collaboration IP shall be deemed “Platform Collaboration Know-How”. As of the Effective Date, the Parties do not anticipate that Novo Nordisk will develop or conceive any improvements to the OPERA Platform under any Research Plan.
1.130
“Platform Collaboration Know-How” has the meaning set forth in Section 1.129.

1.131
“Platform Collaboration Patent” has the meaning set forth in Section 1.129.
1.132
“PMDA” means the Japanese Pharmaceutical and Medical Device Agency and any successor thereto.
1.133
“Price Applicability Period” has the meaning set forth in Section 1191(b)(2) of the Social Security Act.
1.134
“Pricing Approval” means, with respect to a Licensed Product, (a) in any regulatory jurisdiction where a Regulatory Authority or other third party authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval, or determination effective, publication) of reimbursement authorization or pricing approval or determination (as the case may be) for such Licensed Product for such Indication in such regulatory jurisdiction, and (b) in the United States, approval of the price and conditions of substantial reimbursement for such Licensed Product for such Indication for Medicare, including at least [***] coverage of the applicable plan’s formularies.
1.135
“Product-Specific Collaboration IP” means any Collaboration IP specifically related to a Collaboration Target, Licensed Compound, or a Licensed Product, or candidates, precursors, or intermediates thereof, which, for clarity, shall not constitute a part of Korro Collaboration IP, Joint Collaboration IP, nor Novo Nordisk Collaboration IP. Any Patent Rights within Product-Specific Collaboration IP shall be deemed “Product-Specific Collaboration Patents”, and any Know-How within Product-Specific Collaboration IP shall be deemed “Product-Specific Collaboration Know-How”.
1.136
“Product-Specific Collaboration Know-How” has the meaning set forth in Section 1.135.
1.137
“Product-Specific Collaboration Patent” has the meaning set forth in Section 1.135.
1.138
“Project Leader” has the meaning set forth in Section 7.4.
1.139
“Receiving Party” has the meaning set forth in Section 13.1.
1.140
“Recipient” has the meaning set forth in Section 9.13.2.
1.141
“Regulatory Approval” means the approval of the applicable Regulatory Authority necessary for the marketing and sale of a biopharmaceutical product in a country or jurisdiction, but excluding separate Pricing Approval that may be required in such country or jurisdiction.
1.142
“Regulatory Authority” means any Governmental Authority with authority over the Development, Manufacture and Commercialization of a pharmaceutical product (including a Licensed Compound or Licensed Product) in the Territory, including the right to grant Regulatory Approvals, which includes the FDA in the U.S., the EMA in the EU, the PMDA in Japan, and any other applicable Governmental Authority having jurisdiction over a Licensed Product.

1.143
“Regulatory Documentation” means all (a) applications (including all INDs and applications for Regulatory Approval), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; (c) supplements or changes to any of the foregoing following Regulatory Approval; and (d) clinical, non-clinical and other data contained or relied upon in any of the foregoing; in each case ((a), (b), (c), and (d)) relating to a Licensed Compound, Licensed Product, or any candidates, precursors, or intermediates thereof.
1.144
“Replaced Target” has the meaning set forth in Section 2.4(c)(iv).
1.145
“Research” means any and all activities directed to the research, identification, generation, formatting, screening, testing (including in silico, in vitro, ex vivo human validation systems and animal models), stability testing, toxicology and formulation of Licensed Products. When used as a verb, “to Research” and “Researching” means to engage or engaging in Research.
1.146
“Research and Development Milestone Event” has the meaning set forth in Section 9.2.1.
1.147
“Research and Development Milestone Payment” has the meaning set forth in Section 9.2.1.
1.148
“Research Budget” has the meaning set forth in Section 2.1.
1.149
“Research Budget Disagreement” has the meaning set forth in Section 2.3(c).
1.150
[***]
1.151
“Research Plan” has the meaning set forth in Section 2.1.
1.152
“Research Plan Activities Disagreement” has the meaning set forth in Section 2.3(b).
1.153
“Research Program” has the meaning set forth in Section 2.1.
1.154
“Research Term” has the meaning set forth in Section 2.2(a).
1.155
“Residual Knowledge” has the meaning set forth in Section 13.8.
1.156
“Revealed Target” has the meaning set forth in Section 2.4(c)(v).
1.157
“Royalty Term” means, on a country-of-sale-by-country-of-sale and Licensed Product-by-Licensed Product basis, with respect to any Licensed Product, the term beginning with the First Reimbursed Sale of such Licensed Product in such country and expiring upon the later of: (a) the expiration of the last-to-expire Valid Claim of [***] (any such Valid Claim existing at a certain time or in a certain country, a “Payment Claim” thereat); or (b) ten (10) years after the First Reimbursed Sale of such Licensed Product in such country.

1.158
“Second Collaboration Target” has the meaning set forth in Section 2.4(b).
1.159
“Second Target Nomination Deadline” has the meaning set forth in Section 2.1.
1.160
“Selected Drug” means a drug selected under the Drug Price Negotiation Program, as described in Section 1192 of the Social Security Act.
1.161
“Target” has the meaning set forth in Section 1.96.
1.162
“Technology Transfer Plan” has the meaning set forth in Section 4.4.
1.163
“Term” means the term of this Agreement determined in accordance with Section 15.1.
1.164
“Territory” means worldwide.
1.165
“Third Party” means any Person other than Novo Nordisk or Korro or an Affiliate of Novo Nordisk or Korro.
1.166
“Transferred Materials” has the meaning set forth in Section 2.5(b).
1.167
“Unavailable List” means a list of Targets with respect to which Korro or its Affiliates (a) has previously granted a license (or an option to a license, including reserving such Target for such a license, if applicable) under Intellectual Property owned or otherwise Controlled by Korro or its Affiliates for such Target to a Third Party, (b) is in active, bona fide negotiations with a Third Party for a license that would preclude Korro from granting the exclusivity with respect to such Target contemplated herein (or an option to a license, including reserving such Target for such a license, if applicable) under Intellectual Property owned or otherwise Controlled by Korro or its Affiliates for such Target, where either (i) such negotiations have advanced to at least the exchange of at least a draft term sheet with such Third Party, or (ii) Korro has generated [***], or (c) has a bona fide, active internal program itself or with any of its Affiliates directed to such Target, which program has at least generated [***]. For clarity, [***] and the Second Collaboration Target (after fulfilment of the process set forth in Section 2.4(b)) shall become added to the Unavailable List for Korro, its Affiliates, sublicensees, and Third Parties for all fields and Indication (but, for the avoidance of doubt, not for Novo Nordisk). For further clarity, [***] and the Second Collaboration Target (after fulfilment of the process set forth in Section 2.4(b)) shall never be unavailable Targets for Novo Nordisk under the Unavailable List during the Term of this Agreement.
1.168
“Valid Claim” means (a) a claim of an issued and unexpired Patent Right that has not been (i) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a patent office, court or governmental body of competent jurisdiction in a final order, from which no further appeal can be or has been taken, (ii) disclaimed, admitted to be invalid or unenforceable, or rendered unenforceable through disclaimer, reissue, or otherwise, or (iii) abandoned, dedicated to the public or finally rejected by a Governmental Authority from which no appeal can be taken, or (b) a pending claim of a patent application that has not been cancelled, withdrawn, or abandoned and that has not been finally rejected by a Governmental Authority from which no appeal can be or has been taken, provided, however, that, on a country-by-country basis, if such a claim shall not be issued within [***] years after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of the Agreement unless and until a Patent Right issues with such claim (from and after which time the same would be deemed a Valid Claim) in such country.
1.169
“VAT” means value added tax.
2.
RESEARCH AND DEVELOPMENT PROGRAM
2.1
Purpose. As of the Effective Date, Korro will conduct one (1) Research and Development program (“Research Program”) with the goal of generating all data necessary for designation of a development candidate (as described in the Research Plan), and otherwise identifying and Developing, one or more Licensed Compound(s) as well as Licensed Product(s) thereof directed against the Collaboration Target [***], in the Collaboration Tissue, based on the specified activities, timelines, and criteria set forth in its research plan (“Research Plan”), which Research Plan shall also include a budget for the foregoing activities (“Research Budget”), and which Research Plan, as of the Effective Date, shall be set forth in Exhibit A. Prior to the date that is [***] months after the Effective Date (“Second Target Nomination Deadline”), and subject to the last sentence of Section 2.4(b), Novo Nordisk may, in its sole election pursuant to Section 2.4(b), propose a potential second Collaboration Target for a second Research Program, and thereafter, subject to the process and the terms set forth thereunder, Korro will also conduct such second Research Program according to the terms and conditions of this Agreement.
2.2
Research Term.
(a)
On a Research Program-by-Research Program basis, each Research Program shall be conducted over a term commencing on, with respect to [***], the Effective Date, and with respect to the second Research Program or any Collaboration Target Substitution, if undertaken, the date of its commencement according to Section 2.4, and, unless terminated earlier in accordance with Section 15.2, ending on the earlier of (i) the [***] anniversary of such commencement date or (ii) [***] under such Research Program (such duration, the “Initial Research Term”), subject to (1) any extension of such Initial Research Term as set forth in Section 2.2(b) below, (2) any Collaboration Target Substitution as set forth in Section 2.4(c) below, or (3) as otherwise mutually agreed upon by the Parties(the Initial Research Term plus any such extensions, the “Research Term” for such Research Program).
(b)
In the event that either Party identifies during an Initial Research Term for a Research Program that any particular Research or Development activities should have initially been included in the applicable Research Plan, and the Parties mutually agree (i) with respect thereto and (ii) that such activities cannot be reasonably completed during such then-current Initial Research Term, then, such Initial Research Term shall be automatically extended to the extent necessary, to until the completion of such mutually agreed-upon additional Research or Development activities.
(c)
During the Research Term for [***], unless mutually agreed otherwise or specified otherwise in the Research Plan therefor, the Parties anticipate that the Research Program directed against [***] would be Developed towards the Collaboration Tissue.

2.3
Research Plan and Research Budget.
(a)
All Research and Development activities occurring during a Research Term and the timelines and budget for such activities shall be set forth in a corresponding, mutually agreed upon Research Plans. The Research Plan (including the Research Budget therein) shall be reviewed, updated, and amended by the Parties, through the JSC, no less frequently than on a [***] basis, as further set forth in Section 2.3(b) below; provided that, either Party shall have the right to propose any additional update or amendment to the Research Plan (including the Research Budget therein) if reasonably required in connection with the progress of the Research Program, by submitting such proposed amendment in writing to the JSC for review and approval. In case of a conflict between the terms and conditions of this Agreement and any provision in the Research Plan, the terms and conditions of this Agreement shall prevail, unless the Research Plan explicitly states that said provision from the Research Plan shall prevail.
(b)
During the Research Term for the applicable Research Program, the Parties through the JSC shall, on an as reasonably needed basis (but in any event, no less frequently than [***]), review, discuss, propose, prepare, or approve the initial draft as set forth in Section 2.4 below or amendments thereof, as appropriate, to the applicable then-current Research Plan (including discussing amendments to the corresponding Research Budget items included therein, including amendments thereto necessary to cover the performance of the activities under such Research Plan for the subsequent [***], for the Parties’ mutual agreement in accordance with Section 2.3(c) below). In the event that the Parties through the JSC cannot agree on any such Research Plan approval or amendments (causing a “Research Plan Activities Disagreement”), the following process shall apply, subject to the resolution of any concomitant Research Budget Disagreement pursuant to Section 2.3(c) below: (i) if a prior set of Research Plan activities cover the scope of the disputed Research Plan activities to be approved, amended, or augmented, then the status quo shall prevail and the Parties will conduct the previously-agreed Research Plan activities, and (ii) if a prior set of Research Plan activities do not cover the scope of the disputed Research Plan activities to be approved, amended, or augmented, then the Parties will conduct the scope of such disputed Research Plan activities as closely and analogously to those set forth and envisaged for the [***] Research Plan activities set forth in Exhibit A as possible, in order to analogously provide a candidate Licensed Compound(s) from Korro to Novo Nordisk that meets the analogous minimum specifications and criteria as those constituting the [***] Research Plan, unless in either case ((i) or (ii)), (I) Novo Nordisk confirms in writing that it does not wish for such performance or (II) Novo Nordisk agrees to fully reimburse Korro for its FTE Expenses, [***] and Out-of-Pocket Costs corresponding to the difference in the disputed Research Plan activities, [***] (subject to dispute resolution pursuant to Article 17); provided, however, that, in either case ((i) or (ii)), if such Research Plan Activities Disagreement is caused by or a consequence of Korro’s or its Affiliates’ (1) failure to perform previously-specified Research Plan Activities, (2) manifestly evident erroneous or misguided performance of previously-agreed Research Plan Activities (i.e., in comparison to commercially reasonable standards), (3) negligence or misconduct, (4) failure to adhere to Good Clinical Practice, Good Laboratory Practice, or Good Manufacturing Practice, as applicable, or any prudent scientific principles and practices, or (5) lack of mitigation or remediation efforts for any of the foregoing (1)-(4) (such errors as described in (1)-(5), “Korro

At-Fault Activities”), then Korro or its Affiliates shall perform such disputed Research Plan Activities without further reimbursement or Research Budget contribution from Novo Nordisk.
(c)
Unless otherwise agreed to in writing by the Parties, (i) Novo Nordisk will be responsible for all of the costs and expenses incurred by it or its respective Affiliates in the performance of any Research Plan activities allocated to Novo Nordisk under the applicable Research Plan and (ii) Novo Nordisk shall make payments to Korro in accordance with and pursuant to Section 9.6 for documented Korro FTE Expenses, [***] and Out-of-Pocket Costs incurred in accordance with the applicable then-current Research Budget for such Research Plan for the applicable Calendar Year, not to exceed the Budget Overrun cap specified below. In the event that Korro’s FTE Expenses, [***] and Out-of-Pocket Costs allocated to a specific Research Program actually incurred at any time during an applicable Calendar Year are expected to be greater than, on a cumulative annual basis, the applicable then-current Research Budget for such Research Program for such Calendar Year plus [***] of such then-current Research Budget for such Research Program for such Calendar Year (a “Budget Overrun”), then further Novo Nordisk internal governance committee review and approval will be required but is not guaranteed for any such Budget Overrun. Korro shall provide Novo Nordisk with reasonable advance written notice of any anticipated Korro FTE Expenses, [***] or Out-of-Pocket Costs that may be greater than, on a cumulative annual basis, the applicable then-current Research Budget for such Research Program for such Calendar Year through the JSC, accompanied by (1) a detailed, line-item breakdown of all such anticipated increased Korro FTE Expenses, [***] and Out-of-Pocket Costs, (2) an overall impact assessment of the requested changes, including impact on the overall Research Budget and current or future obligations to perform the Research Plan activities for such Research Program, and (3) quarterly forecasted estimates of performance against the then-current Research Budget for such Research Program, and with the foregoing ((1)-(3)), seek Novo Nordisk’s approval therefor with respect to the amounts above the Budget Overrun amount that represent such additional Korro FTE Expenses, [***] and Out-of-Pocket Costs to be actually incurred for such Research Program. If any Korro FTE Expenses, [***] and Out-of-Pocket Costs above the Budget Overrun amount is subsequently approved by Novo Nordisk according to the foregoing, (A) such additional funding shall be used solely by Korro for the Research Program for which such FTE Expenses, [***] or Out-of-Pocket Costs were approved, and (B) Novo Nordisk shall make payments to Korro in accordance with and pursuant to Section 9.6, during each remaining applicable Calendar Quarter for such Calendar Year, for [***] of any such approved amount that is above [***] of the applicable then-current Research Budget for such Research Program for such Calendar Year (with Korro being solely responsible for the other [***] of any such approved amount); provided that, an increase in Korro’s FTE Expenses, [***] or Out-of-Pocket Costs beyond the control of Korro and that were not reasonably foreseeable by Korro (such increased amounts, “Permitted Budget Increases”) that are so approved by Novo Nordisk internal governance committee review will be fully reimbursed by Novo Nordisk, and examples of Permitted Budget Increases include increased Korro FTE Expenses, [***] or Out-of-Pocket Costs due to unforeseen changes introduced by Regulatory Authorities or Research or Development work that Novo Nordisk was expected to undertake pursuant to the applicable Research Plan that subsequently was performed by Korro, but examples of Budget Overruns that are not Permitted Budget Increases include costs for activities specified in the applicable Research Plan but were not budgeted for, were underbudgeted, or otherwise underestimated for; provided, further, that, Korro shall be fully and solely responsible for any Budget Overruns that are caused by or a consequence of Korro At-Fault Activities. Notwithstanding anything in the foregoing (except for Korro remaining fully and solely responsible for any consequences of Korro At-Fault Activities), in the event that the Parties cannot agree on any Research Budget amendments or a resolution to any Budget Overruns pursuant to this Section 2.3(c) (causing a “Research Budget Disagreement”), the Parties will conduct the applicable Research Plan activities (including if amended or augmented, conduct such potentially disputed Research Plan activities) as closely and analogously to those previously-planned and -budgeted Research Plan activities as possible, until the previously-agreed Research Budget or the Research Budget prior to the Budget Overrun is fully expended, and thereafter, Korro shall not be obligated to perform any further Research Plan activities with respect to such affected Research Program to the extent such further activities would incur a disputed Research Budget amendment therefor or a Budget Overrun, unless and until such reimbursement is approved by Novo Nordisk including in accordance with this Section 2.3(c).
2.4
Collaboration Targets and Collaboration Target Substitutions.
(a)
Unless mutually agreed otherwise in writing, each Research Program hereunder shall have one (1) designated Collaboration Target therefor at a time, subject to substitution as set forth in Section 2.4(c) below.
(b)
At any time between the Effective Date and the Second Target Nomination Deadline, in the event that Novo Nordisk wishes in its sole discretion to commence Research and Development for a second potential Collaboration Target, Novo Nordisk may propose potential Collaboration Target(s) through the Gatekeeper process set forth in Section 2.4(c) below applied mutatis mutandis (without affecting the number of times such process may be utilized for Collaboration Target Substitutions of commenced Research Program(s)), and thereafter, to Korro and, if applicable, request Korro to (1) undertake certain requested validation studies therefor and provide data therefrom (including contextualizing and analyzing such studies and data in connection with any validation studies and data undertaken or generated by Novo Nordisk) and (2) fulfill any other applicable activities set forth on Exhibit A Appendix A-2, and Korro shall thereafter, within [***] days of such nomination, (i) draft a potential Research Plan for such proposed potential Collaboration Target(s) to outline its proposed Research Plan activities to further Research and Develop such potential Collaboration Target(s) as well as to identify and Develop potential Licensed Compound(s) and Licensed Product(s) therefor, in a form analogous to the Research Plan set forth in Exhibit A, (ii) to the extent applicable and requested, undertake such requested validation studies and generate such validation data thereof, for which Novo Nordisk shall reimburse Korro in accordance with and pursuant to Section 9.6 applied mutatis mutandis for documented Korro FTE Expenses, [***] and Out-of-Pocket Costs incurred in excess of [***] and in accordance with a mutually agreed-upon budget for such activities, which shall not be exceeded unless and until mutually agreed upon otherwise, and (iii) share such Research Plan draft and such validation data with Novo Nordisk, through the JSC, for review, discussion, and mutual approval, including the Research Budget therefor. Upon such mutual approval of the

Parties, such a finally-validated Collaboration Target shall become the second Collaboration Target (“Second Collaboration Target”) for the second Research Program under this Agreement, and the terms and conditions of this Agreement, including Section 9.1(b), shall apply with respect thereto (like they do for the [***] Research Program). In the event that the Parties do not mutually agree upon such Second Collaboration Target, the foregoing process may be repeated, at Novo Nordisk’s sole election, for as many times as Novo Nordisk elects, until such mutual agreement; provided, that the Second Target Nomination Deadline shall be (re-)extended to the date that is [***] months after the previous such nomination, validation, and approval process has been undertaken and completed in good faith (but did not result in a mutually agreed-upon Second Collaboration Target).
(c)
On a Collaboration Target-by-Collaboration Target basis, at any time prior to [***], Novo Nordisk may in its sole discretion substitute such Collaboration Target with another through the following “Collaboration Target Substitution” process, which Collaboration Target Substitution process may be utilized by Novo Nordisk up to a total of [***] times under this Agreement across all Research Programs and Collaboration Targets (but, for clarity, not including any Gatekeeper use for the Second Collaboration Target nomination process set forth in Section 2.4(b) above):
(i)
Novo Nordisk has the right to provide written notice to the Gatekeeper describing a proposed Target for Research and Development under this Agreement in detail;
(ii)
Upon delivery of such notice from Novo Nordisk, the Gatekeeper shall notify Korro of such notice but not the contents of such notice nor the identity or details of the proposed Target, and thereafter, Korro shall have [***] calendar days to update the Unavailable List and provide such updated list to the Gatekeeper;
(iii)
Upon receipt or confirmation of the updated Unavailable List from Korro, the Gatekeeper will notify Novo Nordisk whether or not the proposed Target is listed on the Unavailable List;
(iv)
If such proposed Target is not on the Unavailable List (making it an “Available Target”), then, upon Novo Nordisk’s follow up confirmation (which may be via email) within [***] days of Gatekeeper’s notification, the Gatekeeper shall notify both Parties of the Target proposed, the Parties shall commence validation activities and Research Plan drafting and generation therefor in accordance with Section 2.4(b) above applied mutatis mutandis (except, for the avoidance of doubt, the payment obligations under Section 9.1(b) shall not be applicable for such Collaboration Target Substitution), and such proposed Target shall be deemed a Collaboration Target under this Agreement after completion of, and agreement upon, the foregoing activities, and the previous, now-substituted Collaboration Target shall no longer be deemed a Collaboration Target under this Agreement (such replaced Target, a “Replaced Target”);
(v)
If such proposed Target is on the Unavailable List solely pursuant to the application of clause (b) in Section 1.167, but the relevant Third Party negotiation is not for all Indications in the Field, then the Gatekeeper shall notify Novo Nordisk that such proposed

Target is partially available (without revealing further details), and upon Novo Nordisk’s follow up confirmation (which may be via email) within [***] days of Gatekeeper’s notification, the Gatekeeper shall notify both Parties of the Target proposed, and the Parties shall discuss in good faith whether to proceed with its potential Research and Development and for which Indications, upon which agreement, the Parties shall commence validation activities and Research Plan drafting and generation therefor in accordance with Section 2.4(c)(iv) above applied mutatis mutandis (such Target revealed by Gatekeeper to Korro, including for the avoidance of doubt Available Target revelation pursuant to Section 2.4(c)(iv) above, regardless of whether mutual agreement of a potential Research Plan is agreed upon and approved, a “Revealed Target”);
(vi)
If such proposed Target is on the Unavailable List and it is committed for all Indications in the Field, then the Gatekeeper shall notify Novo Nordisk that such proposed Target is unavailable (without revealing further details); and
(vii)
In the event that, pursuant to and in accordance with Section 2.4(c)(iv) or Section 2.4(c)(v), the Parties commence validation activities and drafting a Research Plan for a (partially) Available Target for the purpose of Collaboration Target Substitution but cannot agree during such process as set forth in Section 2.4(b) applied mutatis mutandis, then: firstly, the provisions with respect to Research Plan Disagreements and Research Budget Disagreements shall apply mutatis mutandis, and secondly, Novo Nordisk shall thereafter have final decision-making authority with respect to all other matters and issues remaining in disagreement.
2.5
Data and Material Transfers.
(a)
During each Research Term, Korro shall disclose, deliver, and provide to Novo Nordisk, through the JSC at each regularly scheduled JSC meeting pursuant to Article 7, a summary of all Korro Background Know-How, Collaboration Know-How, Joint Know-How, and any other data or information generated or utilized by Korro, otherwise in Korro’s possession, or [***] for exercising Novo Nordisk’s licenses granted hereunder, in each case in connection with each Research Plan or its Licensed Compound or Licensed Product (including all raw data, non-clinical data, or data [***] for Regulatory Documentation, and any related information, analyses, and reports thereof). Upon Novo Nordisk’s reasonable written request thereafter, Korro shall transfer or otherwise make available to Novo Nordisk all such data (or copies thereof), in any format or media (including any electronic transfer format) as mutually agreed by the Parties.
(b)
Without limiting Section 2.5(a) and in addition to Korro’s obligations set forth in Article 4 below, in connection with any specified timepoints set forth in a Research Plan or otherwise upon Novo Nordisk’s reasonable request in connection with the practice of Novo Nordisk’s licenses under Article 8, Korro will deliver to Novo Nordisk tangible amounts of candidate Licensed Compounds, Licensed Products, or other specified candidates, precursors, or intermediates thereof in accordance with such Research Plan (and other associated materials set forth in such Research Plan) (such materials, “Transferred Materials”), in formats and quantities as set forth in such Research Plan or such other reasonable request, for Novo Nordisk to Research, evaluate, test, assess, confirm, Develop, Manufacture, Commercialize, and otherwise Exploit such Transferred Materials in respect of Licensed Compounds or Licensed Products (including for regulatory purposes). Novo Nordisk understands and agrees that any such Transferred Materials are to be handled and used with caution and otherwise in accordance with Applicable Laws, and that Novo Nordisk will undertake all necessary steps, protocols, and further modifications of such materials as is necessary and required by Applicable Laws prior to testing in or treatment of humans.
(c)
Upon Novo Nordisk’s reasonable request, Korro will provide up to [***] hours, without charge, fees, or costs to Novo Nordisk, of reasonable technical assistance to Novo Nordisk in connection with any disclosure, provision, or delivery of data or Transferred Materials as set forth in this Section 2.5 and make its employees and non-employee consultants reasonably available at their respective places of employment to consult with Novo Nordisk on issues arising in the course of Novo Nordisk’s Research, Development, Manufacturing, Commercialization, or other Exploitation of Licensed Compounds, Licensed Products, or candidates, precursors, or intermediates thereof utilizing such data or Transferred Materials, as well as in connection with any request related to such data or Transferred Materials from any Regulatory Authority, including regulatory, scientific, technical, and clinical testing issues; provided, however, that for any additional support requested beyond such [***] hours, Novo Nordisk shall promptly reimburse Korro for the provision of such assistance at the FTE Rate for such additional support. The technology or material transfer to be undertaken under this Section 2.5 shall be overseen by the JSC or a subcommittee thereof established for such purposes, and the JSC or such subcommittee may put in place a technology transfer plan expressly identifying Know-How in Korro’s or its Affiliates’, sublicensees’, or subcontractors’ possession to be transferred and the timing for such transfer.
2.6
Right to Subcontract. Subject to the terms of this Section 2.6, each Party shall have the right to engage Third Party contractors working on its behalf (the “Permitted Subcontractors”) to perform certain activities under this Agreement that such Party is responsible for, provided that: (a) any use of Permitted Subcontractors by Korro is subject to the prior written approval of Novo Nordisk; and (b) under no circumstances can such Korro Permitted Subcontractor be debarred or disqualified by a Regulatory Authority. Any Permitted Subcontractor to be engaged by a Party to perform certain activities under this Agreement shall meet the qualifications typically required by such Party for the performance of activities similar in scope and complexity to the subcontracted activities. Furthermore, in addition to the foregoing, each Party shall be responsible for ensuring that, prior to engaging any Permitted Subcontractor that such Permitted Subcontractor is subject to written agreements containing terms and conditions: (i) consistent with, and which provides a substantially similar degree of protection as, the relevant terms and conditions of this Agreement with respect to protecting the rights of the Parties under this Agreement, including imposing obligations of confidentiality on each such Permitted Subcontractor; (ii) that vests ownership in such Party of any and all Intellectual Property rights (including Know-How) covering inventions developed by such Permitted Subcontractor in the course of performing such subcontracted work; (iii) that does not under any circumstance impose any payment obligations or liability on the other Party; and (iv) that is otherwise consistent with the terms of this Agreement. Korro shall obtain the right for Novo Nordisk, [***], to audit Permitted Subcontractors of Korro. Each Party shall remain directly responsible for all of its obligations under this Agreement that have been subcontracted or sublicensed to any Permitted Subcontractor. Each Party shall remain directly responsible for its subcontractors’ compliance with this Agreement, and in the event of an uncured material breach of this Agreement by any subcontractor, such material breach shall be deemed to be a material breach of this Agreement by the Party engaging such subcontractor.
2.7
Standards Applicable to the R&D Program.
(a)
Research Program Responsibilities; Applicable Laws and Standards. Unless expressly set forth and allocated to Novo Nordisk in a Research Plan, subject to Article 7, Korro shall be solely responsible for, itself or through its Affiliates or sublicensees or subcontractors, all Research and Development activities for a Research Program during its Research Term. Each Party shall use Commercially Reasonable Efforts to complete the Research Program activities for which it is responsible in accordance with the timelines and budget set forth in the Research Plan. Each Party shall provide all materials, facilities, and resources necessary for it to perform its Research and Development activities set forth in the applicable Research Plan, and shall devote the efforts of suitably qualified and trained employees and personnel capable of carrying out such Research and Development activities to perform such activities in a professional and workmanlike manner, with reasonable care and skill, and consistent with sound and ethical business and scientific practices. All Research and Development activities conducted by either Party in connection with a Research Program shall be conducted in accordance with all Applicable Laws.
(b)
Human Biosamples. In the event that Korro wishes to use or source any human biosamples to perform any activities pursuant to a Research Plan, including using or from a Third Party supplier, Korro will only do so after receiving prior written consent from Novo Nordisk with respect thereto. Each Party represents and warrants that, during each Research Term, it shall adhere to and comply with its respective obligations related to the use of human biosamples set forth in Exhibit D and shall use Commercially Reasonable Efforts to ensure that all future subcontractors and contract research organizations engaged adhere to and comply with these obligations. Without limiting the first sentence of this Section 2.7(b), the decision to utilize human biosamples in the activities to be conducted pursuant to a Research Plan shall be made by the JSC.
(c)
Use of Animals. Prior to the use of animals in connection with a Research Program by Korro, Korro shall obtain Novo Nordisk’s prior written approval therefor, including with respect to facilities to be used in connection therewith. Once so approved, the Parties agree to ensure high welfare standards for experimental animals used in any activities to be conducted pursuant to a Research Plan. Korro acknowledges that it has read and understood Novo Nordisk’s Principles for the Use of Animals attached hereto as Exhibit E and agrees to adhere to and comply with these obligations. Korro must promptly notify Novo Nordisk in the event of any material unexpected issues in relation to animal welfare or bioethical concerns that occur under the Research Plan and Korro must report to Novo Nordisk the number of experimental animals having been (and if applicable, planned to be) used by Korro under the Research Plan in a Calendar Year (if any) no later than [***] Calendar Days prior to the end of such Calendar Year. The Parties agree to reasonably collaborate to address any such issues and concerns to the extent such issues and concerns relate to more than local legal requirements. Korro acknowledges that Novo Nordisk (i) will review the Research Plan’s anticipated animal use and the protocol(s) associated therewith and (ii) may require an on-site animal welfare inspection, in each case, prior to Novo Nordisk’s approval of the initiation of any experimental animal activities to be conducted pursuant to the Research Plan. If Novo Nordisk wishes to perform such animal welfare inspection [***], Korro shall give Novo Nordisk access to the relevant areas of its site upon reasonable notice of no less than [***] Calendar Days; provided, that any such audit shall not be conducted more than [***] (except in the event that an audit identifies any issues, in which case Novo Nordisk shall be permitted to undertake a follow-up audit) and shall be conducted during normal business hours and in a manner intended to minimize any disruptions to Korro’s day-to-day business.

3.
DEVELOPMENT AND commercialization
3.1
Development by Novo Nordisk. On a Research Program-by-Research Program basis, after completion of its Research Term, subject to the terms and conditions of this Agreement, as between the Parties, Novo Nordisk shall have the sole rights, control, and decision-making authority, itself or through its Affiliates or sublicensees or subcontractors, to further Develop, including to seek Regulatory Approval for and otherwise undertake regulatory activities and Regulatory Authority interactions for, any Licensed Compound(s) and Licensed Product(s) therefrom in the Field in the Territory, at its sole cost and expense; provided, that, Novo Nordisk (directly, or with or through one or more of its Affiliates, sublicensees or contractors) will use Commercially Reasonable Efforts to Develop[***] at least [***] Licensed Product [***] for at least [***] Indication in at least [***] of the following territories: [***].
3.2
Regulatory Decision Power. Subject to Section 3.1, Novo Nordisk shall, with respect to any Licensed Compound or Licensed Product in the Field in the Territory, be solely responsible for and have the sole rights, control, and decision-making authority for, at its own expense: (a) developing and implementing Novo Nordisk’s regulatory strategy for such Licensed Compound or Licensed Product; (b) preparing, obtaining, and maintaining all Regulatory Documentation thereof; and (c) conducting communications with the relevant Regulatory Authorities, including being responsible for all decisions in connection therewith. All Regulatory Documentation (including all Regulatory Approvals) generated with respect to any Licensed Compound or Licensed Product under this Agreement shall be owned by, and shall be the sole property and held in the name of, Novo Nordisk or its designee.
3.3
Regulatory Documentation. With respect to any Licensed Compound or Licensed Product, each Party and its Affiliates shall generate, prepare, maintain, and retain all Regulatory Documentation that is required to be maintained or retained by such Party and its Affiliates pursuant to and in accordance with, to the extent applicable, good laboratory and clinical practice and Applicable Law and all such information shall be true, complete, and correct in all material respects and what it purports to be.
3.4
Commercialization by Novo Nordisk. As between the Parties, Novo Nordisk shall have the sole rights, control, and decision-making authority to, and be solely responsible for, itself or through its Affiliates or sublicensees or subcontractors and at its own cost and expense, all aspects of the Commercialization of any Licensed Compound(s) or Licensed Product(s) in the Field in the Territory.
3.5
Assistance. Without limiting Section 2.5, Korro shall assist Novo Nordisk and its Affiliates as reasonably requested in connection with any activities set forth in this Article 3 for any Licensed Compound or Licensed Product in the Territory, subject to reimbursement of any reasonable expenses incurred by Korro in furtherance of such assistance.

4.
MANUFACTURING
4.1
Research Plan Supply. Korro shall provide a forecasted pre-clinical supply to Novo Nordisk of the Licensed Compound(s) and Licensed Product(s) for (a) completion of any Research Plan activities thereof or (b) Novo Nordisk’s other reasonably requested use for such Licensed Compound(s) and Licensed Product(s) in accordance with the licenses granted under Article 8 (until Korro’s full fulfillment of the Technology Transfer Plan pursuant to Section 4.4 below). Without limiting the foregoing, the Parties anticipate that, to the extent necessary, Korro shall evaluate and nominate a Third Party contract development and manufacturing organization (CDMO) or contract manufacturing organization (CMO) for the Parties thereafter to mutually agree upon in writing as meeting the Parties’ standards and requirements, to Manufacture the applicable portion(s) of such pre-clinical supply of the Licensed Compound(s) and Licensed Product(s), and [***] shall execute an agreement (after [***] review thereof) with such independent contractor for such Manufacturing (which shall, at a minimum, meet the requirements set forth in Section 4.3 below).
4.2
Post-Research Plan and Commercial Supply. As between the Parties, Novo Nordisk shall have the sole rights, control, and decision-making authority to, and be solely responsible for, itself or through its Affiliates or sublicensees or subcontractors and at its own cost and expense, throughout the Territory, the Manufacturing and supplying of the applicable Licensed Compound(s) and Licensed Product(s) for post-Research Plan (i.e., pre-clinical), clinical and Commercial purposes and usages. Without limiting the foregoing and without limiting Section 4.1, upon Novo Nordisk’s request and for as long as reasonably requested (until Korro’s full fulfillment of the Technology Transfer Plan pursuant to Section 4.4 below), Korro shall provide a forecasted supply to Novo Nordisk of any Licensed Compound(s) and Licensed Product(s) for Novo Nordisk’s use in its reasonable pre-clinical purposes and all clinical trials therefor.
4.3
Manufacturing Agreements. In connection with any Licensed Compound(s) and Licensed Product(s) to be Manufactured or supplied by Korro in accordance with Section 4.1 or Section 4.2 above, the Parties shall enter into a customary material transfer agreement or Manufacturing agreement therefor, as well as any customary quality agreement and/or assurance and quality control agreement (together, “Manufacturing Agreements”) as reasonably requested by Novo Nordisk. In the event that Korro wishes to engage a Third Party contract manufacturing organization to undertake such Manufacturing and supply obligations, in addition to the requirements set forth in Section 2.6, any agreement with such Third Party at a minimum shall (a) permit Novo Nordisk to receive and Exploit the Manufactured Licensed Compound(s) and Licensed Product(s) in accordance with this Agreement, including for or in connection with any potential assignment, technology transfer, cross-border transfer or export to or by Novo Nordisk, and (b) not include any additional fees that are not previously-agreed-upon by Novo Nordisk (as further set forth below), including for or in connection with any potential assignment, technology transfer, cross-border transfer or export, or termination to or by Novo Nordisk. Pursuant to providing such supply in accordance with Section 4.1 or Section 4.2 above, Novo Nordisk shall pay to Korro the full supply price for the Licensed Compound(s) and Licensed Product(s) at the [***], which, (i) prior to its commencement, shall be budgeted and mutually agreed upon for such Licensed Compound or Licensed Product and (ii) after its commencement, shall be subject to the same budget overrun process as set forth in Section 2.3(c) applied mutatis mutandis.
4.4
Manufacturing Technology Transfer. Upon Novo Nordisk’s written notice to Korro that it wishes to Manufacture (or have Manufactured on its behalf by a Third Party) any Licensed Compound or Licensed Product, the Parties shall cooperate to implement the technology transfer of any relevant Korro Know-How and any other Korro-Controlled Manufacturing Intellectual Property with respect to such Licensed Compound or Licensed Product (or have Korro’s Third Party subcontractor Manufacturer do the same) in its and their possession at the date of such transfer for the Exploitation of the Licensed Compounds and Licensed Products pursuant to this Agreement, at Novo Nordisk’s sole cost and expense, to Novo Nordisk or its designated Third Party; provided that, Novo Nordisk shall use its Commercially Reasonable Efforts to cooperate and accept such technology transfer as soon as reasonably practicable. With respect to Licensed Compounds and Licensed Products, such transfer shall be pursuant to the transition plan set forth in a technology transfer plan (the “Technology Transfer Plan”), which shall, at a minimum, include standard documentation of analytical methods and manufacturing methods. Korro shall make such Korro Know-How and any other Korro-Controlled Manufacturing Intellectual Property available in such form as set forth in the Technology Transfer Plan. Novo Nordisk shall bear all Third Party expenses incurred by Korro or its designee in connection with the Manufacturing technology transfer pursuant to this Section 4.4, at-cost without markup, in accordance with a budget to be set forth in the Technology Transfer Plan (which budget shall be subject to the same budget overrun process as set forth in Section 2.3(c) applied mutatis mutandis).

5.
RECORDS AND REPORTING
5.1
Development Records – Maintenance. Each Party shall use Commercially Reasonable Efforts to prepare and maintain complete, current, and accurate written records, accounts, notes, reports, and data (the “Development Records”) with respect to all Research and Development activities conducted by such Party in connection with each Research Program hereunder, in conformity with Applicable Law and in a good scientific manner appropriate for patent and regulatory purposes, properly reflecting all work done and results achieved by or on behalf of such Party.
5.2
Recordkeeping - Duration. The Development Records shall be kept (where feasible, in electronic format) until the later of the date that (a) the obligation to maintain the relevant records under Applicable Law expires or (b) Applicable Law requires the purge of such record; provided that, in either case ((a) or (b)), such date shall be no earlier than [***] years after the completion of a Research Program; and provided, further, that, notwithstanding the foregoing, in all cases, all Development Records shall be kept for as long as reasonably necessary to support the prosecution, maintenance, and enforcement of Intellectual Property rights (including Patent Rights).

5.3
Development Records – Inspections. During a Research Term or in case of termination of this Agreement for a period of [***] years following such termination, in no event more frequently than [***] unless Novo Nordisk in good faith believes that Korro’s performance hereunder is not in compliance with the terms and conditions of this Agreement, Korro shall upon written request by Novo Nordisk, which shall not be unreasonably made, (a) make the Development Records in its or its Affiliates’, subcontractors’ or sublicensees’ possession available for inspection and review by Novo Nordisk during normal business hours and upon reasonable notice, at the place the Development Records are normally kept (or such other location as may be agreed between the Parties); and (b) provide copies of any Development Records in its or its Affiliates’, subcontractors’ or sublicensees’ possession or any part(s) thereof to Novo Nordisk, as requested by Novo Nordisk.
5.4
Information Security. Each Party will use commercially reasonable efforts to ensure that it has adequate information security that protects Collaboration Data from accidental or deliberate misuse or breach that would publicly expose such information through unauthorized disclosure, alteration, or destruction in the information lifecycle and that ensures that Collaboration Data at all times are available for each Party, which information security shall at a minimum include fulfilling the requirements set forth in Exhibit F attached hereto. “Collaboration Data” refers to information and data (including Confidential Information) generated or exchanged as a part of this Agreement, including as stored on a Party’s information technology (“IT”) systems and equipment. Collaboration Data to be so protected include, but is not limited to: printed or written communications and documentations, such as reports, letters, presentations and memos; oral information, such as information exchanged during meetings or phone calls, if stored on a Party’s IT systems or equipment or otherwise stored in a physical media; such data processed through software applications; data files and databases containing such information, residing on any media form; and IT systems and infrastructure where such information is processed, accessed or stored.
5.4.1
Responsibilities. Each Party is responsible for protecting against unauthorized use or disclosure, and ensuring data availability, of Collaboration Data. Each Party will comply with applicable data security and privacy laws and regulations and maintain reasonable information security systems (as further defined in Exhibit F attached hereto) with administrative, physical, organizational, and technical controls sufficient to protect against material risks towards Collaboration Data. If Collaboration Data generated or possessed by Korro hereunder will be managed by a Third Party, the information security requirements herein should be provided for and stated clearly in the IT contract with such Third Party, or such IT contract shall provide for in all material respects equivalent requirements as hereof, and such contract may be assessed by Novo Nordisk upon request.
5.4.2
Notification. Korro shall notify Novo Nordisk without delay after discovering any unauthorized access to, or unpermitted use or disclosure of, any Collaboration Data in its or its Affiliates’, subcontractors’, or sublicensees’ possession, or any other type of security incident that could potentially impact Novo Nordisk. In the event of any such incident, Novo Nordisk shall be granted complete access by Korro to all information about such incident, its root cause, and any mitigation efforts thereof.

5.4.3
Information Security Audit. Korro shall permit Novo Nordisk to audit, upon reasonable notice and no more frequently than [***], under customary confidentiality obligations, Korro’s compliance with industry standard information technology requirements, which audit may be conducted by Novo Nordisk or a Third Party expert appointed by Novo Nordisk.

6.
exclusivity
6.1
Competing Product Exclusivity. Subject to Section 6.3, on a Collaboration Target-by-Collaboration Target basis, during [***], other than in accordance with the terms and conditions of this Agreement, Korro shall not, and shall procure that its Affiliates, subcontractors, and sublicensees shall not, either directly or indirectly, whether for itself or with, for, or on behalf of any Third Party (including through the grant of any license or option to any Third Party or otherwise permitting a Third Party to) conduct, undertake, or engage in any Research, Development, Manufacturing, Commercialization, or other Exploitation activities in the Territory with respect to, related to, or in support of, making, conceiving, or generating any Competing Product or candidates, precursors, or intermediates thereof in any and all modalities and fields of use, including not providing any Licensed Compounds and derivatives, modifications, and improvements thereof therefor, and not providing or sharing any data, information, or results in support thereof (in particular those generated under any Research Programs hereunder).
6.2
Revealed Target and Replaced Target Exclusivity. Subject to Section 6.3 and without limiting the generality of Article 13, (a) on a Revealed Target-by-Revealed Target basis, for a period of [***], and (b) on a Replaced Target-by-Replaced Target basis, for a period of [***] , in either case ((a) or (b)), other than in accordance with the terms and conditions of this Agreement, Korro shall not, and shall procure that its Affiliates, subcontractors, and sublicensees shall not, either directly or indirectly, whether for itself or with, for, or on behalf of any Third Party (including through the grant of any license or option to any Third Party or otherwise permitting a Third Party to) conduct, undertake, or engage in any Research, Development, Manufacturing, Commercialization, or other Exploitation activities in the Territory with respect to, related to, or in support of, such Revealed Target or Replaced Target, as applicable, including making, conceiving, or generating any product or compounds or candidates, precursors, or intermediates thereof in any and all modalities and fields of use therefor, and not providing or sharing any data, information, or results in support thereof (in particular those generated under any Research Programs hereunder).
6.3
Change of Control Exceptions. Notwithstanding Section 6.1 or Section 6.2, if Korro or any of its Affiliates undergoes a Change of Control and the Acquirer in such Change of Control, as of the date of such Change of Control, has a program or product that existed prior to such Change of Control that would otherwise violate Section 6.1 or Section 6.2 (an “Exempt Program”), as applicable, then Korro shall be deemed not to be in violation of Section 6.1 or Section 6.2, as applicable, so long as Korro (i) [***], and (ii) elects, in Korro’s discretion, to [***], undertake any of the following set forth in Section 6.3.1, Section 6.3.2, or Section 6.3.3, as applicable:

6.3.1
Divest its rights to such Exempt Program, in which case, Korro (and its Affiliates, as applicable) will Divest such Exempt Program within [***]; provided that, until such Divestiture, the provisions of Section 6.3.3 shall apply;
6.3.2
terminate such Exempt Program, in which case, Korro (and its Affiliates, as applicable) will cease any activities under such Exempt Program as soon as reasonably practicable and, in any event within [***]; provided that, until such termination, the provisions of Section 6.3.3 shall apply; or
6.3.3
segregate such Exempt Program, in which case, Korro (and its Affiliates, as applicable) may continue with the conduct of such Exempt Program; provided that, for so long as such Exempt Program would otherwise violate Section 6.1 or Section 6.2, as applicable, and is retained by Korro or any of its Affiliates: [***].
6.4
Korro Internal Research. For the avoidance of doubt, the foregoing provisions of this Article 6 shall not prohibit Korro from using Platform Collaboration Know-How that [***], but not for the further development of any particular compound or product, nor with, for, or on behalf of any Third Party.
7.
GOVERNANCE
7.1
Joint Steering Committee. Within [***] days after the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) as described in this Article 7. The JSC shall review and oversee the activities performed hereunder and address any issues related hereto, provided, however, that the JSC shall have no authority to amend this Agreement. Each Party agrees to keep the JSC reasonably informed of its progress and activities within each Research Program. The JSC shall exist for as long as the Parties are conducting activities under a Research Plan until [***] in connection therewith (or until the completion of any remaining Korro-responsible Research activities thereunder, if later).
7.2
Membership. The JSC shall be comprised of an equal number of representatives from each of Novo Nordisk and Korro. The exact number of such representatives shall be [***] for each Party, or such other number as the Parties may agree. Each representative shall be of the seniority and experience appropriate for service on the JSC, and each Party’s representatives taken together shall have the authority to bind the applicable Party, in light of the functions, responsibilities, and authority of the JSC and the status of activities within the scope of the authority and responsibility of the JSC. Each Party shall provide the other Party with a list of its initial members of the JSC within [***] after the Effective Date, with one such representative designated and serving as such Party’s JSC co-chair. Notwithstanding that each Party shall use all reasonable endeavors to maintain the continuity of its JSC representation, each Party may replace any or all of its JSC representatives and/or appoint a proxy for any representative at any time by giving prior written notification to the other Party, provided that such replacement or proxy meets the standard described above. Each Party may, in its reasonable discretion, invite other employees of such Party to attend meetings of the JSC. Each Party will provide advance notice of any such additional attendees it will include at a meeting of the JSC. Such additional attendees shall have no voting right. Any costs and expenses incurred by a Party or its representatives related to a JSC meeting, including, if applicable, travel expenses, shall be borne solely by such Party.

7.3
Alliance Managers. Within [***] after the Effective Date, each Party shall appoint an individual (who is not and will not be a member of the JSC) who possesses sufficient alliance management experience, is otherwise suitably qualified, and has the requisite authority, to act as the alliance manager for such Party (the “Alliance Manager”) to support the Research and Development under the Research Plan(s). Each Alliance Manager shall thereafter be permitted to attend meetings of the JSC and any subcommittee thereof as a nonvoting observer. The Alliance Managers shall be the points of contact for the Parties regarding the contractual and business aspects of this collaboration during the Term. Notwithstanding that each Party shall use all reasonable endeavors to maintain the continuity of its Alliance Manager, each Party may replace its Alliance Manager and/or appoint a proxy therefor at any time by giving prior written notification to the other Party, provided that such replacement or proxy meets the standard described above. Each Party shall pay for its own Alliance Manager’s time and activities.
7.4
Project Leaders. The Parties will each appoint a project director (“Project Leader”) involved in executing each Research Program until [***] in connection therewith (or until the completion of any remaining Korro-responsible Research activities thereunder, if later). The Project Leaders shall meet on a monthly basis or as mutually agreed by the Parties, at such locations or by such means as the Parties agree. The Project Leaders will jointly coordinate the day-to-day work and jointly report progress to the JSC in accordance with the applicable Research Plan until [***] in connection therewith (or until the completion of any remaining Korro-responsible Research activities thereunder, if later). Notwithstanding that each Party shall use all reasonable endeavors to maintain the continuity of its Project Leader, each Party may replace its Project Leader and/or appoint a proxy therefor at any time by giving prior written notification to the other Party. Any costs and expenses incurred by a Party or its representatives related to a Project Leaders meeting, including, if applicable, travel or telecommunication expenses, shall be borne solely by such Party. Each Party shall be free to appoint its Project Leader as a member of the JSC, but one person cannot serve as a Project Leader, an Alliance Manager and a member of the JSC at the same time.
7.5
JSC Meetings. The JSC shall hold an initial meeting within [***] months after the Effective Date or as otherwise agreed by the Parties, and such meeting will be arranged by the Alliance Managers. Thereafter, unless the Parties otherwise agree, the JSC shall meet at least [***], and such meetings may be held in person or by video or teleconference upon the Parties’ mutual agreement thereof.
7.6
Emergency JSC Meetings. Each Party may request in writing for the other Party’s Alliance Manager to organize an emergency meeting of the JSC in the event that such Party is of the reasonable opinion that an urgent matter has arisen which necessitates such an emergency meeting. When making such a request, the requesting Party will specify its reasons for requesting such a meeting. The other Party’s Alliance Manager will not unreasonably refuse to organize such an emergency JSC meeting.
7.7
JSC Meetings – Agenda. Not less than [***] Calendar Days prior to any JSC meeting, written notice shall be given by the Alliance Managers to all members of the JSC, in English, setting out in an agenda an outline of the particulars of the matters to be considered at the JSC meeting. Such agenda shall always include an item on the status of each Research Program and its progress. Any member of the JSC may request for the Alliance Managers to table certain matters that are a part of the JSC agenda (which request will not be unreasonably refused by the Alliance Managers and will not be refused without reasons being given in writing). Notwithstanding the foregoing, in the event of an urgent matter necessitating an emergency meeting of the JSC pursuant to Section 7.6, written notice shall be given by the Alliance Managers to all members of the JSC not less than [***] Calendar Days prior to such meeting, in the same manner as set forth above.
7.8
JSC Minutes. The Alliance Managers shall be responsible for issuing appropriate minutes of each meeting of the JSC within [***] Calendar Days after the date of such meeting. Such minutes shall be considered as accepted by both Parties if, within [***] Calendar Days from receipt by both Parties, no person has objected in a writing (including but not limited to via electronic mail) to the Alliance Managers regarding such minutes.
7.9
JSC Responsibilities. The JSC shall be responsible for directing and overseeing the progress of, and addressing any issues in connection with, each Research Program until [***] in connection therewith (or until the completion of any remaining Korro-responsible Research activities thereunder, if later). To that end, the JSC shall be responsible, without limitation, for the following:
(a)
to discuss and decide the strategic direction of, and otherwise oversee, each Research Program until [***] in connection therewith (or until the completion of any remaining Korro-responsible Research activities thereunder, if later), including review of a potential Research Plan draft and validation data with respect to a candidate Second Collaboration Target pursuant to Section 2.4(b);
(b)
to monitor, review, and discuss the progress and results of all activities undertaken by the Parties under a Research Plan until [***] in connection therewith (or until the completion of any remaining Korro-responsible Research activities thereunder, if later) and the allocation of resources among such activities, including progress towards [***] in connection therewith and any decisions regarding human biosample use in accordance with Section 2.7(b);
(c)
to discuss, receive, review, and recommend updates for, amend, approve (including the initial draft thereof with respect to the Second Collaboration Target), and oversee each Research Plan and the Research Budget therein during each JSC meeting (or at any other time that the Parties may mutually agree), all in accordance with Section 2.3;
(d)
to receive, review, and discuss the Calendar Quarterly FTE Expenses[***], and Out-of-Pocket Costs incurred and expected to be incurred by or on behalf of Korro or any of its Affiliates with respect to a Research Plan;
(e)
to facilitate the exchange of information and materials between the Parties in accordance with the Research Plan until [***] in connection therewith (or until the completion of any remaining Korro-responsible Research activities thereunder, if later), including a summary of applicable Know-How and any other data, information, or materials to be exchanged in accordance with Section 2.5;

(f)
to decide matters and resolve disputes referred to the JSC which the JSC has authority to decide or resolve under this Agreement; and
(g)
to perform other responsibilities specifically assigned to the JSC pursuant to this Agreement (including with respect to subcommittees of the JSC pursuant to Section 7.10) or as may be mutually agreed upon by the Parties in writing from time to time.

Where any decision of the JSC under this Agreement would alter the Parties’ contractual obligations to one another, the JSC’s role shall be limited to making recommendations to the Parties as to the proposed decision. Any such contractual decision shall not take effect until agreed by the Parties in writing by the signing of an amendment to this Agreement.

7.10
Subcommittees. The JSC has the ability to form sub-committees as appropriate, which shall operate under the purview, and be the responsibility, of the JSC and operate in accordance with the provisions of this Agreement applicable to the JSC. Each such subcommittee shall consist of an equal number of representatives designated by each Party, which number shall be mutually agreed by the Parties. Any member of such a subcommittee can request that a decision taken by said subcommittee is discussed and confirmed by the JSC.
7.11
Quorum and Decision Making. The JSC shall serve as a decision-making body as set forth in this Section 7.11 with respect to all matters assigned to the JSC. Other than as set forth under Section 7.13 below, in order to make any decision required of it hereunder, the JSC (or any subcommittee thereof) must have present (in person, by videoconference, or telephonically) at least one (1) representative appointed by each Party. The JSC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party, and decisions of the JSC (or any subcommittee thereof) shall require unanimous consent of the Parties (subject to Section 7.12 below).
7.12
JSC Cannot Reach Agreement. If the JSC cannot reach agreement within [***] Calendar Days of an issue being brought to a vote, then the matter shall be referred to an executive officer of Korro and Novo Nordisk pursuant to Article 17. In the event that such executive officers are unable to reach agreement regarding any matter referred to them within [***] Calendar Days of such referral, and provided that the executive officers have used good faith efforts to reach a mutually satisfactory resolution, then Novo Nordisk shall have final decision making authority with respect to all other matters other than Research Plan Activities Disagreements or Research Budget Disagreements (which shall be resolved in accordance with Section 2.3); provided, however, that Novo Nordisk shall not have the power to resolve such a matter in a manner that would unilaterally amend the terms of this Agreement or override Korro’s rights under this Agreement.
7.13
Alternatives to Meeting. Any decision required or permitted to be taken by the JSC may be taken in accordance with the above without a JSC meeting taking place, if a consent in writing, which may be transmitted via electronic mail, setting forth the decision so taken, is signed by all JSC (or a sub-committee thereof) representatives of the Parties.

8.
LICENSE grant
8.1
Research Licenses. During the course of conduct under a Research Plan, (a) Novo Nordisk hereby grants to Korro a non-exclusive, non-sublicensable (except through Section 2.6), non-transferable (except in accordance with Section 18.1), royalty-free, fully paid-up, limited license under any Novo Nordisk Background IP and Novo Nordisk Collaboration IP to perform Korro’s obligations under such Research Plan; and (b) Korro hereby grants to Novo Nordisk and its Affiliates a non-exclusive, non-sublicensable (except through Section 2.6), non-transferable (except in accordance with Section 18.1), royalty-free, fully paid-up, limited license under any Korro Background IP, Korro Collaboration IP, and Platform Collaboration IP to perform Novo Nordisk’s obligations, if any, in connection with such Research Plan. For the avoidance of doubt, notwithstanding Section 8.2 below, Korro shall retain the rights, to the extent necessary, for it to (i) continue performing its Research and Development activities in respect of each Research Program in accordance with its Research Plan, and (ii) otherwise perform its obligations under this Agreement (including under any Technology Transfer Plan) and any other agreements entered into pursuant to this Agreement (including the Manufacturing Agreements).
8.2
License Grants to Novo Nordisk. Korro hereby grants to Novo Nordisk and its Affiliates (a) an exclusive (even with respect to Korro and its Affiliates), sublicensable (including through multiple tiers, subject to Section 2.6 and Section 8.3, as applicable), non-transferable (except in accordance with Section 18.1), royalty-bearing license under any Korro Background IP, Korro Collaboration IP (including Korro’s interests in any embodiments thereof including Transferred Materials), Korro’s interest in any Joint Collaboration IP, and Platform Collaboration IP, in each case, to Research, Develop, Manufacture, Commercialize, and otherwise Exploit (including developing or generating derivatives, improvements, or modifications of) any Licensed Compound, Licensed Product, or candidates, precursors, or intermediates thereof in the Field in the Territory, and (b) a non-exclusive, sublicensable (including through multiple tiers, subject to Section 2.6 and Section 8.3, as applicable), non-transferable (except in accordance with Section 18.1), royalty-free, fully paid-up, perpetual, irrevocable license (i) under any Korro Background IP, Korro Collaboration IP (including Korro’s interests in any embodiments thereof including Transferred Materials), or Platform Collaboration IP and (ii) under any Know-How disclosed by Korro under this Agreement, in each case ((i)-(ii)), solely to the extent necessary to practice Novo Nordisk Collaboration IP or Novo Nordisk’s (or any of its Affiliate’s) interest in any Joint Collaboration IP in the Territory for any and all uses except Licensed Compound or Licensed Product Research, Development, Manufacturing, or Commercialization (which, for clarity, may be pursued pursuant to Section 8.2(a) above).
8.3
Sublicenses. Subject to the terms and conditions herein, Novo Nordisk shall have the right to sublicense any and all rights granted to Novo Nordisk under Section 8.1, Section 8.2, and Section 8.4 to Third Parties without Korro’s prior consent; provided, however, that each sublicense shall contain obligations upon the sublicensee in accord with the obligations of Novo Nordisk hereunder. If any such sublicensee grants further sublicenses of its rights to any Third Party in accordance with the terms of this Agreement, then any such further sublicensees will be considered “sublicensees” under this Agreement and the terms of this Section 8.3 will apply to any such further sublicensees, mutatis mutandis. Novo Nordisk shall remain responsible for the performance of its obligations under this Agreement notwithstanding any such sublicensing and Novo Nordisk shall also remain responsible for the performance of its sublicensees hereunder and will cause its sublicensees to comply with any provisions of this Agreement that are applicable to such sublicensees. For the avoidance of doubt, an exercise of rights or obligations by a Novo Nordisk Affiliate or an accordingly-sublicensed Third Party’s Affiliate hereunder shall not be considered a (further) sublicense under this Section 8.3, and all Novo Nordisk rights and obligations under this Agreement may be carried out by a Novo Nordisk Affiliate.
8.4
Right of Reference. Without limiting the generality of Section 8.1 and Section 8.2, Korro hereby grants to Novo Nordisk the sublicensable (including through multiple tiers, subject to Section 2.6 and Section 8.3, as applicable) right to access, reference, and utilize any data (including clinical trial data, long-term safety data, and real-world evidence data) or regulatory-related information (including Regulatory Documentations and other regulatory submissions) generated and/or filed by or on behalf of Korro or its Affiliates (in each case, to the extent Controlled by Korro) with respect to any Licensed Compound, Licensed Product, candidates, precursors, or intermediates thereof, components therein, or any Korro Background IP, Korro Collaboration IP, or Platform Collaboration IP in connection with the Research, Development, Manufacture, and Commercialization by Novo Nordisk with respect thereto for any and all Indications, in each case, free of additional charge. Upon written request from Novo Nordisk to be provided access to any such information, Korro shall provide such access to Novo Nordisk within [***]. During the Term of this Agreement, Korro and/or its Affiliates shall maintain the right to all such data and regulatory-related information (including Regulatory Documentations and other regulatory submissions) generated and/or filed by or on behalf of Korro or its Affiliates (including by reserving the rights from any Third Party generating, filing, and/or having rights to any and all such data and/or regulatory-related information (including Regulatory Documentations and other regulatory submissions)) so that Korro and/or its Affiliates retain Control of such data and regulatory-related information (including Regulatory Documentations and other regulatory submissions) and can grant the right to access, reference, and utilization to Novo Nordisk under, and in accordance with the scope of, Section 8.1, Section 8.2, and this Section 8.4.

8.5 No Implied Licenses. No license or other right is or shall be created or granted by implication, estoppel, or otherwise under this Agreement. All rights not expressly granted by a Party under this Agreement are reserved by such Party and may not be used by the other Party for any purpose.

9.
FINANCIAL PROVISIONS
9.1
Upfront Payment and Second Collaboration Target Research Plan Payment.

(a) In consideration for the rights and licenses granted to Novo Nordisk pursuant to this Agreement and Korro’s performance of its obligations hereunder, Korro shall invoice Novo Nordisk and Novo Nordisk shall pay to Korro a one-time, non-refundable (subject to Section 9.13) upfront payment of Ten Million Dollars ($10,000,000) within [***] Calendar Days after the date that Novo Nordisk receives Korro’s invoice therefor, to be issued on or after the Effective Date.

(b) In further consideration for the rights and licenses granted to Novo Nordisk pursuant to this Agreement and Korro’s performance of its obligations hereunder with respect to the Second Collaboration Target, upon the Parties’ mutual approval of the Research Plan for the Second Collaboration Target in accordance with Section 2.4(b), Korro shall invoice Novo Nordisk and Novo Nordisk shall pay to Korro a one-time, non-refundable payment of Ten Million Dollars ($10,000,000) within [***] Calendars Days after the date that Novo Nordisk receives Korro’s invoice therefor, to be issued on or after the date of such second Research Plan’s mutual approval in accordance with Section 2.4(b).

9.2
Milestone Payments.
9.2.1
Research and Development Milestones. In further consideration for the rights and licenses granted to Novo Nordisk hereunder, on a Collaboration Target-by-Collaboration Target basis, upon the first achievement of each of the following milestone events (“Research and Development Milestone Event”) by a first Licensed Product for such Collaboration Target that is Covered by an existing Payment Claim at the time of such achievement and if applicable in the country of such achievement, subject to the rest of this Section 9.2.1, Novo Nordisk shall pay to Korro the one-time milestone payments below (“Research and Development Milestone Payment”). The Research and Development Milestone Payments shall be payable only [***] per Collaboration Target, for [***]. Novo Nordisk will promptly notify Korro in writing following the achievement of any Research and Development Milestone Event, and thereafter, Korro shall submit to Novo Nordisk an invoice for the corresponding Research and Development Milestone Payment achieved and Novo Nordisk shall pay Korro such Research and Development Milestone Payment within [***] Calendar Days after receipt of such invoice.

	Research and Development Milestone Event (for each Collaboration Target)	Research and Development Milestone Payment (for each Collaboration Target)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
	Total possible Research and Development Milestone Payments for each Collaboration Target	One Hundred and Fifteen Million Dollars ($115,000,000)

If a Second Collaboration Target’s Research Program is commenced pursuant to Section 2.4, total Possible Research and Development Milestone Payments under this Agreement	Two Hundred and Thirty Million Dollars ($230,000,000)

Notwithstanding anything to the contrary in this Section 9.2.1, and subject to each Research and Development Milestone Event being achievable [***] per Collaboration Target regardless of the following, with respect to any Licensed Product otherwise eligible for a Research and Development Milestone Payment hereunder, (a) if a [***] as permitted by the applicable Regulatory Authority and a [***], the Research and Development Milestone Payment [***] for such Licensed Product will be due and payable only upon (if not paid for another Licensed Product for such Collaboration Target prior to) [***], and (b) if a [***] with respect to such Licensed Product [***] in accordance with the requirements of the applicable Regulatory Authority in (an) applicable jurisdiction(s), the Research and Development Milestone Payment [***] for such Licensed Product will be due and payable upon [***] and the Research and Development Milestone Payment [***] for such Licensed Product will be due and payable only upon (if not paid for another Licensed Product for such Collaboration Target prior to) [***].

9.2.2
Commercial Milestones. In further consideration for the rights and licenses granted to Novo Nordisk hereunder, on a Collaboration Target-by-Collaboration Target basis, upon the first achievement of each of the following milestone events (“Commercial Milestone Event”) by a first Licensed Product for such Collaboration Target, subject to the rest of this Section 9.2.2, Novo Nordisk shall pay to Korro the [***] milestone payments below (“Commercial Milestone Payment”). The Commercial Milestone Payments shall be payable [***] per Collaboration Target, for the first Licensed Product upon [***] during the Term that its total aggregate Payment Annual Net Sales in any Calendar Year by Novo Nordisk, its Affiliates, and their respective sublicensees in the Territory reach or exceed the amounts set forth in the following table, irrespective of how many Indications for which such first Licensed Product is Commercialized for. Novo Nordisk will notify Korro with respect to the achievement of any Commercial Milestone Event through the royalty and sales report pursuant to Section 9.11 (that is provided at the end of each Calendar Year), and thereafter, subject to the rest of this Section 9.2.2, Korro shall submit to Novo Nordisk an invoice for the applicable Commercial Milestone Payment and Novo Nordisk shall pay Korro such Commercial Milestone Payment within [***] Calendar Days after receipt of such invoice.

	Commercial Milestone Events (for each Collaboration Target)	Commercial Milestone Payments (for each Collaboration Target)
[***]	[***]	[***]
[***]	[***]	[***]

[***]	[***]	[***]
[***]	[***]	[***]
	Total possible Commercial Milestone Payments for each Collaboration Target	One Hundred and Forty Million Dollars ($140,000,000)
	If a Second Collaboration Target’s Research Program is commenced pursuant to Section 2.4, total possible Commercial Milestone Payments under this Agreement	Two Hundred and Eighty Million Dollars ($280,000,000)

If more than one (1) Commercial Milestone Event described in this Section 9.2.2 occurs during the same Calendar Year with respect to a Licensed Product for a Collaboration Target, Novo Nordisk shall pay [***].

9.3
Royalty Rate. In further consideration for the rights and licenses granted to Novo Nordisk hereunder, on a Collaboration Target-by-Collaboration Target and Licensed Product-by-Licensed Product basis, Novo Nordisk shall pay to Korro royalties at the tiered royalty rates set forth in the table below on Annual Net Sales of such Licensed Product directed to such Collaboration Target in the Field in the Territory during its applicable Royalty Term. Such royalties will be payable on a Calendar Quarter-by-Calendar Quarter basis, after delivery of a royalty report pursuant to Section 9.11.

Portion of Annual Net Sales, on a Licensed Product-by-Licensed Product (directed to each Collaboration Target) basis	Royalty Rate
Less than [***]	[***]
From [***] up to and including [***]	[***]
More than [***]	[***]

By way of example, if the Annual Net Sales of a Licensed Product for [***] in the Field in the Territory during its Royalty Term are [***] during a Calendar Year, the amount of the royalties that would be payable for that Calendar Year (without considering any applicable reductions or offsets) would be calculated as follows: [***].

9.4
Royalty Term. Royalties under Section 9.3 shall be payable by Novo Nordisk on Net Sales on a country of sale-by-country of sale and Licensed Product-by-Licensed Product basis beginning upon the First Reimbursed Sale of such Licensed Product in such country in the Territory until the expiration of the Royalty Term in such country for such Licensed Product.
9.5
Payment Step-Downs. The payments under Section 9.1(b), Section 9.2 and Section 9.3 shall, as applicable, be reduced by the following provisions:
9.5.1
No Valid Claim. Notwithstanding Section 9.3, on a country of sale-by-country of sale and Licensed Product-by-Licensed Product basis, if at any time during its Royalty Term in such country, such Licensed Product’s Licensed Compound is not Covered by one or more Payment Claims in such country, then the royalty rate for the applicable Net Sales which Novo Nordisk is required to pay to Korro for such Licensed Product in such country during the remainder of its Royalty Term shall be reduced by [***] of the otherwise applicable royalty rate set forth in Section 9.3.
9.5.2
Biosimilar Competition. On a country of sale-by-country of sale and Licensed Product-by-Licensed Product basis, if at any time during the Royalty Term for such Licensed Product in such country, any applicable Biosimilar Product(s) are introduced into the market and thereafter, the aggregate market share of all such Biosimilar Product(s) in such country (calculated on the basis of number of units sold or revenue) during any Calendar Quarter is equal to or higher than [***] of the aggregate market of such Licensed Product and its related Biosimilar Product(s) in such country in such Calendar Quarter, then the applicable royalty rate for such Licensed Product in such country will be reduced by [***] for purposes of calculating the royalty payments owed under Section 9.3 for the remainder of its Royalty Term, subject to Section 9.5.4 below. For purposes of determining the foregoing decreases, unit sales shall be determined by reference to applicable sales data obtained from IQVIA or from such other source for such sales data as may be agreed by the Parties; provided that if applicable sales data is not available from IQVIA and the Parties are unable to agree on an alternative data source, Novo Nordisk may determine a reasonable alternative data source, which reasonable alternative shall be a well-established data source widely used in the pharmaceutical industry.
9.5.3
Third Party Payments. If Novo Nordisk reasonably determines that it is [***] for Novo Nordisk and/or its Affiliates or sublicensees to acquire Patent Rights or Know-How from a Third Party or obtain a license thereunder for, or such Patent Rights or Know-How otherwise Covers, the Research, Development, Manufacture, Commercialization, or other Exploitation of any Licensed Compound, Licensed Product, or candidates, precursors, or intermediates thereof in a particular country in the Territory, including as an outcome of Section 10.5.2, and if so acquired or licensed, Novo Nordisk shall have the right to deduct [***] of all payments (and/or damages) payable by Novo Nordisk and/or its Affiliates or sublicensees to such Third Party [***] from any payments owed to Korro under Section 9.1(b), Section 9.2 and Section 9.3 (across any Collaboration Target or Licensed Product), subject to the royalty floor set forth in Section 9.5.4.
9.5.4
Royalty Floor. The payment reductions set forth in this Section 9.5 shall be applied on a cumulative basis; provided however, that, subject to Section 9.5.6, in no event shall any royalties payable to Korro under this Agreement for any Licensed Product in a given Calendar Quarter be reduced pursuant to Section 9.5.1, Section 9.5.2, and Section 9.5.3 to less than [***] of the royalty amount that would otherwise have been payable to Korro for such Licensed Product in such Calendar Quarter.
9.5.5
IRA Price Adjustments. If, during the Royalty Term for any Licensed Product, such Licensed Product is designated as a Selected Drug by the Secretary of the U.S. Department of Health and Human Services, and Novo Nordisk is required to negotiate a maximum fair price that will apply to sales of such Licensed Product during the Price Applicability Period, then the applicable royalty rates set forth in Section 9.3 payable to Korro for the Net Sales of such Licensed Product in the United States shall be reduced by [***].
9.5.6
Carry Forward. Novo Nordisk shall have the right to carry forward, as offsets against applicable future payments under Section 9.2 and Section 9.3 payable to Korro with respect to any Licensed Product, for [***], (a) any amounts that Novo Nordisk would have been entitled to deduct [***], and (b) any other payment reduction amounts set forth in this Section 9.5 (including Section 9.5.5) that are greater than the prior payments under Section 9.1(b), Section 9.2, and Section 9.3 due and payable to Korro at such time; provided, that, in each case ((a) or (b)), that the royalty floor set forth in Section 9.5.4 is observed, during each and every Calendar Quarter if applicable.
9.6
Research Costs Reimbursement. Within [***] days following the final day of each Calendar Quarter in which Korro performs any activities under a Research Plan, Korro shall provide to Novo Nordisk an in-arrears invoice setting forth detailed, line-item FTE Expenses, [***] and Out-of-Pocket Costs incurred by or on behalf of Korro solely for the performance of activities in such Calendar Quarter in accordance with such Research Plan(s) and corresponding Research Budget(s) therein, subject to the overage caps and processes set forth in Section 2.3(c) and the other terms of this Agreement. Novo Nordisk shall pay such invoice within [***] days after receipt thereof.
9.7
Third Party IP Costs. Any payments due and payable [***] associated with any Third Party in-licenses or other agreements that acquired, licensed, or otherwise granted rights or access to Intellectual Property that were entered into by Korro or any of its Affiliates, sublicensees, or subcontractors prior to or as of the Effective Date shall remain the sole responsibility of Korro as between the Parties. After the Effective Date, as between the Parties, Novo Nordisk shall have the sole right to acquire Patent Rights or Know-How from a Third Party, or obtain a license thereunder, for the Research, Development, Manufacture, Commercialization, or other Exploitation of any Licensed Compound, Licensed Product, or candidates, precursors, or intermediates thereof in the Field in a particular country in the Territory, and shall be solely responsible for any payments due and payable [***] associated therewith, subject to Section 9.5.3 above.
9.8
Other Costs. Unless explicitly provided for otherwise in this Agreement, a Research Budget, a Manufacturing Agreement, or a Technology Transfer Plan, each Party shall be responsible for its own costs and expenses incurred in connection with its performance of the activities hereunder.
9.9
Payment Terms. Unless expressly provided for otherwise, all payments due under this Article 9 shall be paid within [***] Calendar Days after receipt of a written invoice specifying the relevant payment and the amount due (plus VAT if applicable). Korro shall invoice Novo Nordisk according to Novo Nordisk’s invoicing template attached to this Agreement as Exhibit C.
9.10
Mode of Payment. All payments to be made by Novo Nordisk to Korro under this Agreement shall be made in United States Dollars. Payments to Korro shall be made by electronic wire transfer to the account of Korro, as designated in writing to Novo Nordisk, in accordance with an invoice received pursuant to Exhibit C.
9.11
Royalty and Sales Reports. During each applicable Royalty Term, Novo Nordisk shall prepare and deliver to Korro a written royalty and sales report for each Calendar Quarter showing the global Net Sales of the applicable Licensed Products sold by Novo Nordisk, its Affiliates, or sublicensees during the reporting Calendar Quarter, together with the corresponding royalties payable and, for the report for the last Calendar Quarter of each Calendar Year, whether a Commercial Milestone Event has been achieved, specified on a Licensed Product-by-Licensed Product basis. Novo Nordisk will provide sufficient details in such royalty and sales reports to allow Korro to verify the amount of royalties paid by Novo Nordisk during such Calendar Quarter, as well as whether a Commercial Milestone Event has been achieved during such Calendar Year. The royalty and sales reports will be delivered to Korro within [***] days after the end of each Calendar Quarter.
9.12
Audit Right. Each Party will keep complete and accurate records relating to, with respect to Novo Nordisk, the calculations of Net Sales generated in the then-current Calendar Quarter, and with respect to Korro, the calculations of FTE Expenses, [***], and Out-of-Pocket Costs reimbursed for the then-preceding Calendar Quarter, and in each case, corresponding payments required under this Agreement, for a period of three (3) Calendar Years after the end of the Calendar Year in which such payment was due. Each Party shall require its Affiliates and its and their respective sublicensees to retain and provide to such Party all records of payments and expenses that such Party would be required to keep as if such payment or expense by such Affiliates or sublicensees were payments or expenses by such Party, to enable the other Party to audit such records pursuant to this Section 9.12. The auditing Party will have the right during the Term and for a period of [***] thereafter, no more frequently than [***] per Calendar Year [***], to have an internationally recognized, independent, certified public accounting firm reasonably acceptable to the Audited Party (i.e., currently one of the following: PWC, E&Y, KPMG or Deloitte (the “Auditor”)), selected by the auditing Party, review any such records of the audited Party and its Affiliates and sublicensees (the “Audited Party”) at the location(s) where such records are maintained by the Audited Party, subject to the following terms:
(a)
the auditing Party shall give the Audited Party at least [***] notice specifying when its Auditor shall visit the Audited Party;
(b)
at least [***] prior to inspecting any records, the Auditor must have executed a confidentiality agreement with the Audited Party in a form that is reasonably satisfactory to the Audited Party;
(c)
the Audited Party shall make its books and records available for review by the Auditor solely to the extent necessary to verify that the payments made or expenses incurred by the Audited Party under this Agreement were correctly determined;

(d)
all books and records made available for inspection or audit hereunder shall be deemed to be the Confidential Information of the Audited Party;
(e)
the Audited Party shall provide the foregoing access to the Auditor during the regular business hours of the place(s) where the applicable books and records are usually kept; while inspecting such books and records, the Auditor must abide by all of the Audited Party’s applicable standard rules and regulations;
(f)
at the conclusion of such audit, the Auditor shall prepare and deliver to each Party a report solely setting out whether the payments made or expenses incurred by the Audited Party under this Agreement were correctly determined and, only if not, the specific details concerning any discrepancies thereof, which report shall be delivered no later than [***] days after the audit has been completed; provided that, the Auditor shall share its findings with audited Party (and the Audited Party, if applicable,) prior to delivering such report in order for the parties to discuss in good faith any discrepancies thereof; provided further that, for clarity, no other information will be provided to the auditing Party without the prior written consent of the Audited Party;
(g)
any report provided by the Auditor under this Section 9.12 shall be deemed Confidential Information of the audited Party, and the auditing Party shall keep confidential such report and any other information received or learnt in connection with the audit;
(h)
no Calendar Year will be subject to audit under this Section 9.12 more than [***] and no audit may cover any period that is more than [***] prior to the date of such requested audit; and
(i)
should any Auditor report reveal an Audited Party payment or expense discrepancy to Korro’s detriment, Novo Nordisk will, within [***] Calendar Days after receipt of such report from the Auditor, pay any undisputed amount of such discrepancy, and should any Auditor report reveal an Audited Party payment or expense discrepancy to Novo Nordisk’s detriment, Novo Nordisk may, at its sole discretion, require Korro to repay Novo Nordisk such amount of the discrepancy within [***] Calendar Days after receipt of such report from the Auditor or credit and offset such amount of the discrepancy against future payments payable to Korro under this Agreement; provided that, [***] of any audit pursued under this Section 9.12 [***].
9.13
Taxes.
9.13.1
Income Tax. Each Party shall be solely responsible for the payment of any and all taxes levied on the payments such Party receives under this Agreement.
9.13.2
Withholding Tax. The Parties agree to cooperate with one another in accordance with Applicable Law in matters of, and use Commercially Reasonable Efforts to minimize, tax withholdings or similar obligations in respect of upfront, royalties, milestone payments, and other payments made by each Party to the other Party under this Agreement. To the extent either Party (the “Paying Party”) is required under Applicable Law to deduct and withhold taxes on any payment to the other Party (the “Recipient”) under this Agreement, the Paying Party shall (a) deduct those withholding taxes and any applicable interest and penalties from the applicable payment or from any other payment owed by the Paying Party; (b) pay the amount of such withholding taxes, interest, and penalties to the appropriate Governmental Authority in a timely manner; and (c) send to the Recipient evidence of such payment and related Governmental Authority receipt or certificate, to the extent available. The Paying Party will use Commercially Reasonable Efforts to provide the Recipient with advance notice prior to withholding any taxes from payments payable to the Recipient. The Recipient will provide the Paying Party any tax forms that may be reasonably necessary in order for the Paying Party to withhold tax at a reduced rate under an applicable bilateral income tax treaty, to the extent the Paying Party is legally able to do so. Each Party will provide the other Party with reasonable assistance to enable the recovery or reduction, as permitted by Applicable Law, of appropriate amounts from withholding taxes or similar obligations in connection with payments made under this Agreement.
9.13.3
Indirect Tax. The Parties acknowledge and agree that all payments made under this Agreement are exclusive of indirect taxes (including VAT, transfer, documentary, sales, use, stamp, registration, goods and services tax, consumption tax and other similar taxes as well as import duties (each an “Indirect Tax”)). Any such Indirect Tax chargeable in respect of any payments will be invoiced and borne in accordance with Applicable Law (e.g., VAT would be added to sales invoice and borne by the customer). The Parties will cooperate in accordance with Applicable Laws to minimize Indirect Taxes in connection with this Agreement. If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, Commercially Reasonable Efforts will be taken by the receiving Party to receive a refund of these undue Indirect Taxes from the applicable Governmental Authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party will be transferred to the paying Party within [***] days of receipt. In the event this Agreement is assigned or sublicensed to an Affiliate or Third Party and this results in an increase of the Indirect Tax amount payable by the paying Party, to the extent the assigning Party or Third Party is the other non-paying Party, such other non-paying Party will pay to the paying Party the difference between the Indirect Tax amount actually paid and amount that would otherwise have been payable by the paying Party if this Agreement had not been so assigned or sublicensed.

10.
intellectual property
10.1
Ownership of Background IP. As between the Parties, Novo Nordisk shall solely own all rights, title, and interests in and to the Novo Nordisk Background IP. Subject to the licenses and rights granted in Section 8.1, Section 8.2, and Section 8.4, and the rights set forth in Sections 10.3 through 10.8 regarding filing, prosecution, maintenance, enforcement, and defense of applicable Patent Rights, as between the Parties, Korro shall solely own all rights, title, and interests in and to the Korro Background IP, which for clarity, includes Intellectual Property Controlled by Korro prior to the Effective Date or that it develops or acquires outside of the scope of this Agreement.

10.2
Ownership of Collaboration IP.
10.2.1
Inventorship. For purposes of this Agreement, the determination of inventorship of any inventions included in the Collaboration Know-How (including any Collaboration Patent that claims or otherwise discloses such Collaboration Know-How) shall be made in accordance with United States patent law, regardless of where the applicable activities occurred.
10.2.2
Korro Collaboration IP. Except with respect to Product-Specific Collaboration IP, and subject to the licenses and rights granted by Korro to Novo Nordisk under Section 8.1, Section 8.2, and Section 8.4, and the rights set forth in Sections 10.3 through 10.8 regarding filing, prosecution, maintenance, enforcement, and defense of applicable Patent Rights, as between the Parties, Korro shall be the sole owner of all rights, title, and interests in and to any and all: (a) Collaboration Know-How that is first discovered, developed, conceived, invented, generated, or otherwise made solely by one or more employee(s), contractor(s), or agent(s) of Korro or any of its Affiliates (whether alone or jointly with any Third Party, it being understood that any activities carried out by or on behalf of Novo Nordisk under this Agreement shall not be construed or interpreted to be carried out by or on behalf of Korro for purposes hereof), and for clarity excluding any Product-Specific Collaboration Know-How (“Korro Collaboration Know-How”), and (b) any Collaboration Patents that claim such Korro Collaboration Know-How inventions (but not inventions within Novo Nordisk Collaboration Know-How nor Joint Collaboration Know-How), and for clarity excluding any Product-Specific Collaboration Patents (“Korro Collaboration Patents”).
10.2.3
Novo Nordisk Collaboration IP. Except with respect to Platform Collaboration IP, and subject to the license granted by Novo Nordisk to Korro under Section 8.1, and the rights set forth in Sections 10.3 through 10.8 regarding filing, prosecution, maintenance, enforcement, and defense of applicable Patent Rights, as between the Parties, Novo Nordisk shall be the sole owner of all rights, title, and interests in and to any and all: (a) Collaboration Know-How that is first discovered, developed, conceived, invented, generated, or otherwise made solely by one or more employee(s), contractor(s), or agent(s) of Novo Nordisk or any of its Affiliates (whether alone or jointly with any Third Party, it being understood that any activities carried out by or on behalf of Korro under this Agreement shall not be construed or interpreted to be carried out by or on behalf of Novo Nordisk for purposes hereof), and for clarity excluding any Platform Collaboration Know-How (“Novo Nordisk Collaboration Know-How”), and (b) any Collaboration Patents that claim such Novo Nordisk Collaboration Know-How inventions (but not inventions within Korro Collaboration Know-How nor Joint Collaboration Know-How), and for clarity excluding any Platform Collaboration Patents (“Novo Nordisk Collaboration Patents”).
10.2.4
Product-Specific Collaboration IP and Platform Collaboration IP. Subject to the license granted by Novo Nordisk to Korro under Section 8.1, and the rights set forth in Sections 10.3 through 10.8 regarding filing, prosecution, maintenance, enforcement, and defense of applicable Patent Rights, and notwithstanding Section 10.2.1, Section 10.2.2, and Section 10.2.5, as between the Parties, irrespective of whether such Collaboration IP is discovered, developed, conceived, invented, generated, or otherwise made by or on behalf of Novo Nordisk or Korro (or an Affiliate of Novo Nordisk or Korro) (whether or not jointly with any Third Party),

Novo Nordisk shall be the sole owner of all rights, title, and interests in and to any and all Product-Specific Collaboration IP. Korro hereby assigns and agrees to assign (and have any Affiliate or any other Person acting on Korro’s behalf agree to assign) to Novo Nordisk all rights, title, and interests in and to any such Collaboration IP that is Product-Specific Collaboration IP that is discovered, developed, conceived, invented, generated, or otherwise made by or on behalf of Korro (or an Affiliate of Korro) in connection with any Collaboration Target. Subject to the licenses and rights granted by Korro to Novo Nordisk under Section 8.1, Section 8.2, and Section 8.4, and the rights set forth in Sections 10.3 through 10.8 regarding filing, prosecution, maintenance, enforcement, and defense of applicable Patent Rights, and notwithstanding Section 10.2.1, Section 10.2.3, and Section 10.2.5, as between the Parties, irrespective of whether such Collaboration IP is discovered, developed, conceived, invented, generated, or otherwise made by or on behalf of Novo Nordisk or Korro (or an Affiliate of Novo Nordisk or Korro) (whether or not jointly with any Third Party), Korro shall be the sole owner of all rights, title, and interests in and to any and all Platform Collaboration IP. Novo Nordisk hereby assigns and agrees to assign (and have any Affiliate or any other Person acting on Novo Nordisk’s behalf agree to assign) to Korro all rights, title, and interests in and to any such Collaboration IP that is Platform Collaboration IP that is discovered, developed, conceived, invented, generated, or otherwise made by or on behalf of Novo Nordisk (or an Affiliate of Novo Nordisk) and that is embedded in the applicable Licensed Compound.
10.2.5
Joint Collaboration IP. Except with respect to Product-Specific Collaboration IP and Platform Collaboration IP, and subject to the licenses and rights granted under Section 8.1, Section 8.2, and Section 8.4, and the rights set forth in Sections 10.3 through 10.8 regarding filing, prosecution, maintenance, enforcement, and defense of applicable Patent Rights, as between the Parties, the Parties shall jointly own all rights, title, and interests, and each Party will have an undivided one-half (1/2) interest, in and to any and all: (a) Collaboration Know-How that is first discovered, developed, conceived, invented, generated, or otherwise made jointly by one or more employee(s), contractor(s), or agent(s) of (i) Novo Nordisk or any of its Affiliates, on the one hand (whether alone or jointly with any Third Party) and (ii) Korro or any of its Affiliates, on the other hand (whether alone or jointly with any Third Party), and for clarity excluding any Product-Specific Collaboration Know-How or any Platform Collaboration Know-How (“Joint Collaboration Know-How”), and (b) any Collaboration Patents that claim such Joint Collaboration Know-How inventions (but not inventions within Korro Collaboration Know-How nor Novo Nordisk Collaboration Know-How), and for clarity excluding any Product-Specific Collaboration Patents or any Platform Collaboration Patents (“Joint Collaboration Patents”). Each Party will, and hereby does, perpetually and irrevocably assign to the other Party, without additional consideration, an equal, undivided interest in and to all of its rights, title, and interests in and to such Joint Collaboration IP, and such other Party hereby accepts such assignment. For clarity, all rights and title to any inventions, whether patentable or not, and/or Know-How, that are discovered, developed, conceived, invented, generated, or otherwise made by Korro or Novo Nordisk outside of the applicable Research Plan will not be included in Collaboration IP.
10.2.6
Exploitation of Joint Collaboration IP. Subject to (i) the licenses granted under Section 8.1, Section 8.2, and Section 8.4, (ii) Article 6, and (iii) the rights set forth in

Sections 10.3 through 10.8 regarding filing, prosecution, maintenance, enforcement, and defense of applicable Patent Rights, (a) each Party may freely exploit for any and all purposes in any and all fields, either by itself or through the grant of licenses to Third Parties, any Joint Collaboration IP on a cost-free basis and with no duty of accounting or any other obligation to the other Party (and without the consent of the other Party, and where consent is required by Applicable Law, such consent is hereby granted), and (b) each Party will grant and hereby does grant to the other Party all further permissions, consents, and waivers with respect to, and all licenses under, any Joint Collaboration IP throughout the world necessary to provide the other Party with full rights of use and exploitation of such Joint Collaboration IP in accordance with Section 10.2.5 and this Section 10.2.6.
10.2.7
Further Assurances. Each Party shall cause all employees, contractors (including commercial research or manufacturing organizations), agents, and other Persons who perform activities for such Party or any of its Affiliates under this Agreement to be under an obligation to assign all of their rights, title, and interests in and to any Collaboration Know-How, Collaboration Patents, and all other Intellectual Property rights generated by such Persons during such activities to such Party (or to an entity that is obligated to assign such rights to such Party) and, will itself, and cause all such Persons to, execute any and all assignments or other documents, or take any and all other actions, as reasonably requested by a Party to perfect and record each Party’s respective rights, title, and interests in and to such invention or work of authorship, together with any and all Know-How, Patent Rights, or other Intellectual Property rights generated thereby, and to otherwise give full effect to this Section 10.2. Further, each Party acknowledges and agrees that it will not intentionally take any action or make any statement that contradicts or negates any such assignment of Collaboration Know-How, Collaboration Patents, or any other Intellectual Property rights generated by its employees, contractors, agents, or other Persons who perform activities for such Party under this Agreement.
10.3
Prosecution of Patent Rights.
10.3.1
Novo Nordisk Solely Prosecuted Patents. Novo Nordisk shall have the sole right, but not the obligation, to prepare, file, prosecute, maintain, and defend the Novo Nordisk Background Patents, Novo Nordisk Collaboration Patents, and Product-Specific Collaboration Patents at its own expense.
10.3.2
Novo Nordisk Firstly Prosecuted Patents. Novo Nordisk shall have the first right, but not the obligation, to prepare, file, prosecute, maintain, and defend any Joint Collaboration Patents at its own expense. Korro shall provide reasonable assistance in such efforts and agrees to provide Novo Nordisk with all information necessary or desirable in its possession to enable Novo Nordisk to comply with any duty of candor or duty of disclosure requirements for any patent authority. During its prosecution of the Joint Collaboration Patents, Novo Nordisk shall provide Korro with copies of (i) all material correspondences from any patent authorities regarding such Joint Collaboration Patents, and (ii) any proposed filing with any patent authorities regarding such Joint Collaboration Patents sufficiently in advance of filing such that Korro may review and provide comments thereto, which Novo Nordisk shall consider in good faith. Novo Nordisk shall have the right to control in which countries or regions in the Territory to file for and prosecute the Joint Collaboration Patents. If Novo Nordisk elects not to pursue any Joint Collaboration Patent or to discontinue prosecution, maintenance, or defense of any Joint Collaboration Patent, Novo

Nordisk shall advise Korro thereof in writing at least [***] Calendar Days in advance of any relevant patent authority deadline, and Korro shall have the step-in right but not the obligation to pursue or continue prosecution, maintenance, or defense of such Joint Collaboration Patents at Korro’s own expense (and provide Novo Nordisk the rights set forth above in (i) and (ii), applied mutatis mutandis); provided, however, that: (A) Korro may only pursue or continue prosecution, maintenance, or defense of such Joint Collaboration Patents if Novo Nordisk provides its prior written consent (such consent not to be unreasonably withheld); and (b) in the event that Novo Nordisk in good faith refuses to provide such consent to Korro for pursuing or continuing such prosecution, maintenance, or defense, the matter shall be presented for dispute resolution pursuant to Article 17.
10.3.3
Korro Solely Prosecuted Patents. Korro shall have the sole right, but not the obligation, to prepare, file, prosecute, maintain, and defend the Platform Collaboration Patents and Korro Collaboration Patents that are not Licensed Patent Rights at its own expense.
10.3.4
Korro Firstly Prosecuted Patents. Korro shall have the first right, but not the obligation, to prepare, file, prosecute, maintain, and defend any Licensed Patent Rights at its own expense. Novo Nordisk shall provide reasonable assistance in such efforts and agrees to provide Korro with all information necessary or desirable in its possession to enable Korro to comply with any duty of candor or duty of disclosure requirements for any patent authority. During its prosecution of the Licensed Patent Rights, Korro shall provide Novo Nordisk with copies of (a) all material correspondences from patent authorities regarding such Licensed Patent Rights, and (b) any proposed filing with any patent authorities regarding such Licensed Patent Rights sufficiently in advance of filing such that Novo Nordisk may review and provide comments thereto, which Korro shall consider in good faith. Korro shall have the right to control in which countries or regions in the Territory to file for and prosecute the Licensed Patent Rights. If Korro elects not to pursue any Licensed Patent Rights or to discontinue prosecution, maintenance, or defense of any Licensed Patent Rights, Korro shall advise Novo Nordisk thereof in writing at least [***] Calendar Days in advance of any relevant patent authority deadline, and Novo Nordisk shall have the step-in right but not the obligation to pursue or continue prosecution, maintenance, or defense of such Licensed Patent Rights at Novo Nordisk’s own expense (and provide Korro the rights set forth above in (a) and (b), applied mutatis mutandis).
10.4
Enforcement of IP.
10.4.1
Notification. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement or misappropriation of any Korro Background IP, Novo Nordisk Background IP, or Collaboration IP that it becomes aware of, and shall provide, to the other Party, all information in such Party’s possession or control that demonstrates such alleged or threatened infringement or misappropriation.
10.4.2
Infringement or Misappropriation of Novo Nordisk IP. Novo Nordisk shall have the sole right, but not the obligation, to bring an appropriate suit or other action (the “Action”) against any Third Party engaged in any existing, alleged, or threatened infringement or misappropriation of any Novo Nordisk Background IP or Novo Nordisk Collaboration IP.

10.4.3
Infringement or Misappropriation of Novo Nordisk Enforced IP. Novo Nordisk shall have the first right, but not the obligation, to bring an Action against any Third Party engaged in any existing, alleged, or threatened infringement or misappropriation of any (a) Korro Background IP, Korro Collaboration IP, or Platform Collaboration IP that is or would be exclusively licensed to Novo Nordisk under Section 8.2 or Section 8.4, (b) Product-Specific Collaboration IP, or (c) Joint Collaboration IP (such IP, the “Novo Nordisk Enforced IP”). If Novo Nordisk elects, in its sole discretion, to undertake such an Action, then Novo Nordisk shall fully control such Action, and Novo Nordisk may enter into settlements, stipulated judgments, or other arrangements with respect to such infringement; provided, however, that Novo Nordisk shall not take any action, including legal action, settle, or make any agreement that adversely affects Korro’s rights or interests, including any settlement or agreement which admits or concedes that any aspect of any of the Novo Nordisk Enforced IP Controlled by Korro is invalid or unenforceable or that adversely affects the scope of any of the Novo Nordisk Enforced IP Controlled by Korro, without the prior written consent of Korro. Novo Nordisk shall keep Korro reasonably apprised of the progress of any such Action. Korro may, at its option and sole expense, be represented by counsel of its choice to observe such Action, but all other expenses associated with any such Action shall be at the sole expense of Novo Nordisk. During such Novo Nordisk enforcement, Korro shall, at Novo Nordisk’s reasonable request, lend its name or otherwise join such proceeding or take any other actions needed to render standing to Novo Nordisk where necessary, as well as provide reasonable assistance therefor. In the event that Novo Nordisk does not commence an Action within [***] Business Days following Novo Nordisk or Korro (as applicable) notifying the other Party of any alleged or threatened infringement or misappropriation of any Novo Enforced IP of which the applicable Party becomes aware pursuant to Section 10.4.1 and Novo Nordisk having had a reasonable opportunity to investigate, compile relevant information, and make a determination in connection with such potential Action (or within the time requirements of any Applicable Law, including the Hatch-Waxman Act, if sooner), Korro may bring an appropriate Action at its own expense; provided, however, that: (i) Korro may only commence such Action if Novo Nordisk provides its prior written consent (such consent not to be unreasonably withheld); and (ii) in the event that Novo Nordisk in good faith refuses to provide such consent to Korro for pursuing such Action, the matter shall be presented for dispute resolution pursuant to Article 17.
10.4.4
Infringement or Misappropriation of Korro IP. Subject to Section 10.4.3 above, Korro shall have the sole right, but not the obligation, to bring an Action against any Third Party engaged in any existing, alleged, or threatened infringement or misappropriation of any Korro Background IP, Korro Collaboration IP, or Platform Collaboration IP in each case that is not Novo Nordisk Enforced IP.
10.5
Defense of Third Party IP Claims.
10.5.1
Notification. If any Licensed Compound or Licensed Product Researched, Developed, Manufactured, Commercialized, or otherwise Exploited by Novo Nordisk, its Affiliates, or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement or misappropriation of such Third Party’s Patent Rights or Know-How, the Party first having notice of such claim or assertion shall promptly notify the other Party.
10.5.2
Defense Action. In the event that the Research, Development, Manufacture, Commercialization, or other Exploitation of a Licensed Compound or Licensed

Product by Novo Nordisk or any of its Affiliates or sublicensees becomes the subject of an actual claim of infringement or misappropriation of the Patent Rights or Know-How of a Third Party anywhere in the Territory, Novo Nordisk shall have the first right, but not the obligation, to defend and control the defense of such claim at its sole cost and expense (except to the extent Korro is required to indemnify Novo Nordisk with respect to the claim), using counsel of its own choice, regardless of which Party is the named defendant in such Third Party claim. Korro may, at its option and sole expense, be represented by counsel of its choice to observe such defense. If Novo Nordisk or its designee elects (in a written communication submitted to Korro within [***] Business Days after notice of the claim pursuant to Section 10.5.1) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, such claim where Korro is the named defendant, Korro may conduct and control the defense of such claim where it is the named defendant at its sole cost and expense. Where a Party controls the defense of such claim, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may reasonably request from time to time, in connection with its activities set forth in this Section 10.5.2, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours; provided, that the controlling Party shall reimburse such other Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim and action. Notwithstanding the foregoing, if Novo Nordisk reasonably determines that Novo Nordisk and/or its Affiliates or sublicensees may infringe or misappropriate any Patent Rights or Know-How of a Third Party in connection with the Research, Development, Manufacturing, Commercialization, or other Exploitation of a Licensed Compound or Licensed Product, Novo Nordisk and/or its Affiliates or sublicensees shall have the right in its sole discretion to obtain a commercially reasonable license from such Third Party to such Patent Right or Know-How. Any damages assessed to Novo Nordisk as a result of an infringement or misappropriation defense action and/or any costs, expenses, and considerations paid by or on behalf of Novo Nordisk in connection with undertaking a license in order to remedy, cure, settle, or avoid such (potential) infringement or misappropriation pursuant to this Section 10.5.2 shall be deemed payments to Third Parties eligible for Novo Nordisk consideration step-down in accordance with Section 9.5.3.
10.6
Recovery. Any damages or other recovery, including compensatory and other non-compensatory damages or recovery, actually received from a Third Party upon final judgment or settlement of any Action to enforce or defend any Intellectual Property pursuant to Section 10.4 or Section 10.5 shall first be used to reimburse the Parties for their respective reasonable costs and expenses (including reasonable attorneys’ fees and costs) incurred in connection with such Action. Any remaining recovery from an Action in connection with any Novo Nordisk Enforced IP or Section 10.5 above shall be paid to Novo Nordisk and deemed to be Net Sales of the applicable Licensed Product (or apportioned thereto at a proportion to be mutually agreed by the Parties on the basis of the Intellectual Property at issue and how it is utilized for such Licensed Product, in the event the applicable Intellectual Property and recoveries are attributable to products other than Licensed Products) for purposes of determining royalties payable to Korro thereunder, but for no other purposes (i.e., no other payments shall be due to Korro in connection with such remaining recovery). For clarity, if Novo Nordisk enforces any Novo Nordisk Background IP or Novo Nordisk Collaboration IP pursuant to Section 10.4.2, any damages or other recovery from such enforcement Action shall be fully retained by Novo Nordisk, and if Korro enforces any Korro

Background IP, Korro Collaboration IP, or Platform Collaboration IP in each case that is not Novo Nordisk Enforced IP pursuant to Section 10.4.4, any damages or other recovery from such enforcement Action shall be fully retained by Korro.
10.7
Patent Term Extension. Korro shall advise Novo Nordisk in writing as soon as practicable and in any case no later than [***] Business Days after receipt or knowledge by Korro of any communications from any Regulatory Authority that may be reasonably considered pertinent to an extension of the term of any Licensed Patent Right or Joint Collaboration Patent (including patent term extension (PTE) under the Drug Price Competition and Patent Restoration Act of 1984 in the U.S. and supplementary protection certificates in the member states of the European Union and their equivalents throughout the Territory). Novo Nordisk shall have the right at its sole discretion to seek an extension of the term of any Licensed Patent Right or Joint Collaboration Patent. Any patent term extension application shall be prosecuted by Novo Nordisk and Korro shall fully cooperate and provide prompt and reasonable assistance therefor, as requested by Novo Nordisk, including by taking such action as is required under any Applicable Law to obtain such patent term extension. Novo Nordisk shall inform Korro in writing of its election of, and with respect to which applicable Patent Right Novo Nordisk will apply for, such patent term extension, in a given country, based on Regulatory Approval of the applicable Licensed Product, at least [***] Calendar Days prior to applying for such extension in such country. Without limiting the foregoing, Novo Nordisk may request that Korro applies for such an extension of a Licensed Patent Right or Joint Collaboration Patent, and upon such request, the Parties will work jointly to obtain such extension at Novo Nordisk’s cost and expense.
10.8
Orange Book and BPCIA Listing. Novo Nordisk will have the full and exclusive right, in its sole discretion and in accordance with Applicable Law, to determine and control (a) the listing of any Licensed Patent Rights, Joint Collaboration Patents, Novo Nordisk Background Patents, and any other Collaboration Patents that are owned by or exclusively licensed to Novo Nordisk in (i) the then-current edition of the FDA’s Orange Book or any relevant foreign equivalent listing pursuant to Applicable Law thereof in connection with the Regulatory Approval of any Licensed Product and (ii) applicable prescribing information relating to any Licensed Product; and (b) whether or not to privately exchange any such Patents that claim or disclose a Licensed Product with a biosimilar applicant, or take any other steps, pursuant to the requirements of the Biologics Price Competition and Innovation Act of 2009 (42 U.S.C. § 262 et seq) or any relevant foreign equivalent listing pursuant to Applicable Law thereof.
11.
representations, warranties and covenants
11.1
Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, as follows:
(a)
Organization. It is a corporation duly organized, validly existing, and in good standing under Applicable Laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.
(b)
Binding Agreement. This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other Applicable Laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).
(c)
Authorization. The execution, delivery, and performance of this Agreement by such Party have been duly authorized by all necessary corporate actions and do not conflict with any agreement or instrument to which it is a party or by which it is bound, nor violate any Applicable Law or any order, writ, judgment, injunction, decree, determination, or award of any court, governmental body, or administrative or other agency, presently in effect applicable to such Party.
(d)
No Further Approval. It is not aware of any government authorization, consent, approval, license, or exemption of or filing or registration with any court or Governmental Authority, domestic or foreign, under any Applicable Law, currently in effect, as of the Effective Date, is necessary for, or in connection with, the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements (save for Regulatory Approvals and similar authorizations from Governmental Authorities necessary for the Research, Development, Commercialization, Manufacturing, or Exploitation of any Licensed Products as contemplated hereunder).
(e)
No Inconsistent Obligations. Neither Party is under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfilment of its obligations hereunder.
(f)
No Debarment. Neither Party nor any of its respective Affiliates has been debarred by the FDA, is not subject to any similar sanction of other Governmental Authorities in the Territory, and, to its knowledge, neither Party nor any of its respective Affiliates has used, or will engage, in any capacity, in connection with this Agreement or any ancillary agreements (if any), any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the United States Federal Food, Drug, and Cosmetic Act. Each Party shall inform the other Party in writing promptly if it or any Person engaged by it or any of its Affiliates who is performing services under this Agreement or any ancillary agreements (if any) is debarred or is the subject of a conviction described in Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to such Party’s knowledge, is threatened, relating to the debarment or conviction of such Party, any of its Affiliates or any such Person performing services hereunder or thereunder, and shall thereafter immediately cease using or engaging, in any capacity, any such Person for performing services hereunder or thereunder.
11.2
Additional Representations and Warranties by Korro. Korro hereby makes the following additional representations and warranties to Novo Nordisk as of the Effective Date:

(a)
Korro is the sole and exclusive owner of or the exclusive licensee to the full legal or beneficial rights, title and interests in the Intellectual Property and other rights licensed to Novo Nordisk under Section 8.1, Section 8.2, and Section 8.4, and Korro has the rights necessary to grant such licenses to Novo Nordisk (including under any Third Party in-license agreements) for the Research, Development, Commercialization, Manufacture, and Exploitation of Licensed Compounds, Licensed Products, or candidates, precursors, or intermediates thereof in accordance with Article 8, without additional payment or other consideration for such Intellectual Property or other rights (other than in accordance with Article 9).
(b)
The Intellectual Property and other rights licensed to Novo Nordisk under Section 8.1, Section 8.2, and Section 8.4 are not subject to any restrictions, liens, or encumbrances that would limit the rights granted or to be granted to Novo Nordisk under this Agreement.
(c)
Korro and its Affiliates have provided or made available to Novo Nordisk copies of all material and relevant information in its possession regarding the Intellectual Property and other rights to be licensed to Novo Nordisk thereof under Section 8.1, Section 8.2, and Section 8.4 that would be material to Novo Nordisk’s decision to enter into this Agreement, and to the best of Korro’s knowledge, such information is true, correct, and complete in all material respects.
(d)
The Patent Rights set forth on Exhibit B represent certain Patent Rights that Korro or any of its Affiliates Controls as of the Effective Date that Cover or disclose any invention that is [***] for carrying out each Research Program according to its Research Plan and for the Research, Development, Commercialization, Manufacture, and Exploitation of the Licensed Compounds, Licensed Products, or candidates, precursors, or intermediates thereof in the Territory in the Field as of the Effective Date.
(e)
Korro or its Affiliates own or otherwise have the right to use or access all Intellectual Property or other rights [***] (i) for carrying out the anticipated Research Plans as of the Effective Date, and (ii) to Korro’s knowledge, (A) for the Research, Development, Commercialization, Manufacturing, and Exploitation of the anticipated Licensed Compounds, Licensed Products, or candidates, precursors, or intermediates thereof in accordance with this Agreement and (B) for granting the licenses and other rights under Section 8.1, Section 8.2, and Section 8.4, in each case ((i) and (ii)), without additional payment or other consideration for such Intellectual Property or other rights (other than in accordance with Article 9).
(f)
Korro or its Affiliates have not received any written notification of actual infringement or misappropriation of the Korro Background IP or of any threatened claims or litigation seeking to invalidate or otherwise challenge the Korro Background Patents by any Person in the Territory, and there is no pending or, to Korro’s knowledge, threatened infringement or misappropriation of the Korro Background IP by any Person in the Territory.

(g)
To Korro’s knowledge, neither Korro nor any of its Affiliates, sublicensees, or Permitted Subcontractors have taken any action that would render any invention claimed (or to be claimed) in the Patent Rights licensed under Section 8.1 or Section 8.2 unpatentable.
(h)
To the best of Korro’s knowledge, neither Korro nor any of its Affiliates, sublicensees, or Permitted Subcontractors, or their respective current or former employees, have misappropriated any of the Korro Background Know-How from any Third Party, and Korro is not aware of any claim by a Third Party that such misappropriation has occurred.
(i)
Korro or its Affiliates have not received any written notification of, and do not have other actual knowledge of, actual claims, disputes, proceedings, challenges or allegations regarding or relating to improper inventorship or ownership of the Korro Background Patents.
(j)
To the best of Korro’s knowledge, there are no actual, pending, alleged, or threatened adverse actions, suits, administrative proceedings, claims, re-examinations, oppositions, interferences, or formal governmental investigations involving the Korro Background Patents by or against Korro or any of its Affiliates in or before any court, Governmental Authority, or Regulatory Authority.
(k)
Korro has not received any written notice from any Third Party asserting or alleging that Research, Development, Commercialization, Manufacture, and Exploitation of the anticipated Licensed Compounds, Licensed Products, or candidates, precursors, or intermediates thereof infringes or misappropriates the Intellectual Property rights of such Third Party, and to Korro’s knowledge with respect to the anticipated Licensed Compounds, Licensed Products, or candidates, precursors, or intermediates thereof, the Research, Development, Commercialization, Manufacture, and Exploitation of the anticipated Licensed Compounds, Licensed Products, or candidates, precursors, or intermediates thereof in the Field in the Territory in accordance with the terms of this Agreement will not infringe or misappropriate the Patent Rights or any other Intellectual Property or proprietary rights of any Third Party in the Territory.
(l)
All employees, agents, and subcontractors of, and consultants to, Korro or its Affiliates are obligated to assign to Korro or its Affiliate their rights in and to any inventions arising out of their work at Korro or its Affiliate, either pursuant to written agreement or by operation of Applicable Law, and all current and former officers, employees, agents, advisors, consultants, contractors, or other representatives of Korro or any of its Affiliates who are inventors of or have otherwise contributed in a material manner to the creation or development of any Korro Background IP have executed and delivered to Korro or any such Affiliate an assignment or other agreement regarding the protection of proprietary information and the assignment to Korro or any such Affiliate of any Korro Background IP. Novo Nordisk shall have no obligation to contribute to any remuneration of any inventor employed or engaged or previously employed or engaged by Korro or any of its Affiliates in respect of any such inventions, information, and discoveries and Intellectual Property rights thereof that are so assigned to Korro or its Affiliate(s).
(m)
The inventions claimed by the Korro Background Patents as of the Effective Date: (i) were not conceived, discovered, developed, or otherwise made in connection with any Research activities funded, in whole or in part, by the federal government of the United States of America or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e), and (iii) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.
(n)
Korro is a taxable Person in the United States, and is liable for and subject to U.S. federal taxation in the United States. Korro has provided (or will provide within [***] after the Effective Date) to Novo Nordisk a copy of its current Form 6166.

11.3 Covenants by Korro. Korro hereby covenants that:

(o)
Without Novo Nordisk’s prior written consent, Korro and its Affiliates will not, after the Effective Date, intentionally enter into any written or oral contractual obligation with a Third Party that would be inconsistent with its obligations under this Agreement or that would encumber or deprive benefits or rights granted to Novo Nordisk under this Agreement.
(p)
Korro will not amend, modify, terminate, or waive any rights or fail to meet any obligations under any Third Party in-license agreements that it Controlled as of the Effective Date in a manner that would adversely affect Novo Nordisk’s rights or obligations under this Agreement without Novo Nordisk’s prior written consent. Korro will not commit any acts or permit the occurrence of any omissions that would cause or result in the termination of any such Third Party in-license agreements in its entirety or with respect to any rights under such agreement for which such termination would adversely affect Novo Nordisk’s rights or obligations under this Agreement. Korro will notify Novo Nordisk of any notification received under any such Third Party in-license agreements that would or could be reasonably expected to affect Novo Nordisk’s rights or obligations under this Agreement. Korro will notify Novo Nordisk in writing (i) within [***] Business Days after any termination of any such Third Party in-license agreement, and (ii) within [***] Business Days after any expiration of any such Third Party in-license agreement.
(q)
Korro will not amend, modify, terminate, or waive any rights or fail to meet any obligations with respect to any Intellectual Property or other rights (including within any Third Party in-license agreements) that are [***] (i) for carrying out Research and Development activities according to the Research Plan, and (ii) to Korro’s knowledge, (A) for the Research, Development, Commercialization, Manufacture, and Exploitation of the anticipated Licensed Compounds, Licensed Products, or candidates, precursors, or intermediates thereof in accordance with this Agreement and (B) for granting the licenses under Section 8.1, Section 8.2, and Section 8.4, in each case ((i) and (ii)), in a manner that would adversely affect Novo Nordisk’s rights or obligations under this Agreement (including by incurring additional payment or other costs for such Intellectual Property or other rights (other than in accordance with Article 9)) without Novo Nordisk’s prior written consent.
(r)
Korro will maintain the rights necessary to grant, and continue to grant (and otherwise take all actions required to so grant, including via obtaining appropriate sublicenses), the licenses to Intellectual Property and other rights licensed to Novo Nordisk under Section 8.1, Section 8.2, and Section 8.4 (including under any Third Party in-license agreements) for the Research, Development, Commercialization, Manufacture, and Exploitation of Licensed Compounds, Licensed Products, or candidates, precursors, or intermediates thereof in accordance with Article 8, without additional payment or other consideration for such Intellectual Property or other rights (other than in accordance with Article 9).
(s)
All employees, agents, and subcontractors of, and consultants to, Korro or its Affiliates will assign to Korro or its Affiliate their rights in and to any inventions arising out of their work at Korro or its Affiliate, either pursuant to written agreement or by operation of Applicable Law, and all current and former officers, employees, agents, advisors, consultants, contractors, or other representatives of Korro or any of its Affiliates who are or will be inventors of or have otherwise contributed or will otherwise contribute in a material manner to the creation or development of any Licensed Compounds, Licensed Products, or candidates, precursors, or intermediates thereof or any Korro Background IP or Collaboration IP will execute and deliver to Korro or any such Affiliate an assignment or other agreement regarding the protection of proprietary information and the assignment to Korro or any such Affiliate of any such Korro Background IP or Collaboration IP.
(t)
Korro and its Affiliates will perform their obligations under this Agreement, including all activities under each Research Program, in a good scientific manner and in accordance with all Applicable Laws, including, to the extent applicable, current Good Laboratory Practices, Good Clinical Practices, and Good Manufacturing Practices. All studies to be conducted for any Research Programs, Licensed Compounds, Licensed Products, or candidates, precursors, or intermediates thereof by Korro or, to the best of Korro’s knowledge by any of its (sub)contractors, will be conducted by Persons with appropriate education, knowledge, and experience and in accordance with Applicable Laws, including current Good Laboratory Practices, Good Clinical Practices, and Good Manufacturing Practices where applicable.
11.3
Compliance with Laws. Each Party shall comply with all Applicable Laws during its performance of activities contemplated under this Agreement, including Anti-Corruption Laws and good business ethics with respect thereto.
11.4
No Other Representations and Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WRITTEN OR ORAL, WITH RESPECT TO THE

OUTCOME OF THE RESEARCH PROGRAM(S), INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EACH PARTY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE RESEARCH, DEVELOPMENT, MANUFACTURE, COMMERCIALIZATION, OR EXPLOITATION OF A LICENSED COMPOUND OR LICENSED PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT, IF COMMERCIALIZED, ANY PARTICULAR SALES LEVEL WILL BE ACHIEVED.

12.
indemnification and limitation of liability
12.1
Indemnification by Novo Nordisk . Novo Nordisk hereby agrees to defend, indemnify, and hold harmless Korro and its Affiliates, and each of their respective directors, officers, employees, agents, and representatives (each, a “Korro Indemnitee”) from and against any and all claims, suits, actions, liabilities, expenses, and/or losses, including reasonable legal expenses and attorneys’ fees (collectively, the “Losses”) incurred by any Korro Indemnitee as a result of any claim, demand, action, or other proceeding by any Third Party (each, a “Claim”) to the extent such Losses arise directly or indirectly out of: (a) the Exploitation of any Licensed Compound or Licensed Product by Novo Nordisk or its Affiliate or sublicensee; (b) the breach by Novo Nordisk of any warranty, representation, covenant, or agreement made by Novo Nordisk in this Agreement; and (c) the negligence, gross negligence, illegal conduct, or willful misconduct of Novo Nordisk or its Affiliate or sublicensee, or any officer, director, employee, agent, or representative thereof, in connection with its activities under this Agreement. Notwithstanding the above, Novo Nordisk is only obliged to so indemnify and hold the Korro Indemnitees harmless to the extent that such Claim: (i) does not arise directly or indirectly from the negligence, gross negligence, illegal conduct, or willful misconduct of a Korro Indemnitee or the breach by a Korro Indemnitee of any warranty, representation, covenant, or agreement made by Korro in this Agreement, and/or (ii) is not subject to indemnification by Korro under Section 12.2.
12.2
Indemnification by Korro. Korro hereby agrees to defend, indemnify, and hold harmless Novo Nordisk and its Affiliates, and each of their respective directors, officers, employees, agents, and representatives (each, a “Novo Nordisk Indemnitee”) from and against any and all Losses incurred by any Novo Nordisk Indemnitee as a result of any Claim to the extent such Losses arise directly or indirectly out of: (a) the carrying out of any Research Plan by Korro or its Affiliate or its licensee(s) (other than Novo Nordisk or its Affiliates or sublicensee(s)); (b) the breach by Korro of any warranty, representation, covenant, or agreement made by Korro in this Agreement; and (c) the negligence, gross negligence, illegal conduct, or willful misconduct of Korro or its Affiliate or its licensee (other than Novo Nordisk or its Affiliate or sublicensee), or any officer, director, employee, agent, or representative thereof, in connection with its activities under this Agreement. Notwithstanding the above, Korro is only obliged to so indemnify and hold the Novo Nordisk Indemnitees harmless to the extent that such Claim: (i) does not arise directly or indirectly from the negligence, gross negligence, illegal conduct, or willful misconduct of a Novo Nordisk Indemnitee or the breach by a Novo Nordisk Indemnitee of any warranty, representation, covenant, or agreement made by Novo Nordisk in this Agreement, and/or (ii) is not subject to indemnification by Novo Nordisk under Section 12.1.

12.3
Indemnification Procedure.
12.3.1
Any Korro Indemnitee or Novo Nordisk Indemnitee seeking indemnification hereunder (“Indemnified Party”) shall notify the Party against whom indemnification is sought (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Claim in respect of which the Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby.
12.3.2
Subject to the provisions of Section 12.3.3, the Indemnifying Party shall have the right, upon providing notice to the Indemnified Party of its intent to do so within [***] Calendar Days after receipt of the notice from the Indemnified Party of any Claim, to assume the defense and handling of such Claim, at the Indemnifying Party’s sole expense. If the Indemnifying Party does not assume control of such defense or does not comply with its obligations under Section 12.3.3, the Indemnified Party shall be entitled to control the defense and handling of the Claim at the Indemnifying Party’s sole expense. If national procedural rules prevent the Indemnifying Party from managing and controlling the defense of a Claim and its settlement, the Indemnified Party shall to the extent necessary cooperate with the Indemnifying Party to manage and control the defense of such Claim and its settlement, provided however, that the Indemnifying Party shall have the right to make all decisions relevant for the defense of such Claim and its settlement.
12.3.3
If the Indemnifying Party elects to assume the defense and handling of the Claim: (a) the Indemnifying Party shall select competent counsel in connection with conducting the defense and handling of such Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such Claim; (b) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or would involve any admission of wrongdoing on the part of the Indemnified Party; and (c) the Indemnified Party shall cooperate with the Indemnifying Party at the request and expense of the Indemnifying Party, and shall be entitled to participate in (but, for clarity, not lead or have final decision-making authority over) the defense and handling of such Claim with its own counsel and at its own expense, and shall not agree to any settlement of a Claim without the prior written consent of the Indemnifying Party if there is any liability or any financial or other obligation on the part of the Indemnifying Party or if it would adversely affect the Indemnifying Party. Notwithstanding the foregoing, if the Indemnifying Party believes that any of the exceptions to its obligation of indemnification of the Indemnified Party set forth in this Article 12 may apply, the Indemnifying Party will promptly notify the Indemnified Party, who shall then have the right to be represented in any such action or proceeding by separate counsel at its own expense; provided that the Indemnifying Party will be responsible for payment of such expenses if the Indemnified Party is ultimately determined to be entitled to indemnification from the Indemnifying Party.

12.4
Insurance. Each Party will maintain, at its own cost, adequate insurance, with reputable insurers, to cover its obligations associated with its activities contemplated by this Agreement and will furnish to the other Party evidence of such insurance upon request. The Parties acknowledge and agree that Novo Nordisk may meet its obligations under this Section 12.4 through self-insurance.
12.5
Limitation of Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES OR SUBLICENSEES) FOR LOST REVENUE, LOST PROFITS, LOST ROYALTIES, LOST SAVINGS, LOSS OF USE, DAMAGE TO GOODWILL, OR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR INDIRECT DAMAGES UNDER ANY THEORY, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT AS A RESULT OF (A) A PARTY’S WILLFUL MISCONDUCT, OR (B) BREACH OF ARTICLE 13. NOTHING IN THIS SECTION 12.5 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 12 OF THIS AGREEMENT.

13.
confidentiality
13.1
Duty of Confidence. During the Term and for a period of [***] thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) shall: (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value (but at a minimum, each Party shall use Commercially Reasonable Efforts therefor), (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except as otherwise specifically permitted under this Agreement, and (c) only use such Confidential Information for purposes of exercising its rights and fulfilling its obligations under this Agreement and not for any other purpose, except as otherwise specifically permitted under this Agreement.
13.2
Exceptions. The restrictions on disclosure and use under this Article 13 shall not apply with respect to any portion of the Confidential Information to the extent the Receiving Party can demonstrate by competent written evidence that such information:
(a)
was known to, or was otherwise in the possession of, the Receiving Party or its Affiliates prior to the time of disclosure by the Disclosing Party under this Agreement;
(b)
is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the Receiving Party or any of its Affiliates;
(c)
is disclosed to the Receiving Party or its Affiliate by a Third Party on a non-confidential basis that has a legal right to make such disclosure without breaching any confidentiality or non-use obligation with respect to such information; or

(d)
is independently developed by or on behalf of the Receiving Party or its Affiliates without the use of or reference to the Confidential Information disclosed by the Disclosing Party or its Affiliates under this Agreement.
13.3
Authorized Disclosure. The Receiving Party may also disclose Confidential Information (including the existence and terms of this Agreement) of the Disclosing Party solely to the extent such disclosure is reasonably necessary in the following instances:
(a)
to a Governmental Authority or other Regulatory Authority in order to file or prosecute Patent Rights (or register license rights thereunder) as permitted by this Agreement;
(b)
to a Governmental Authority or other Regulatory Authority as reasonably required in generating Regulatory Documentation and obtaining Regulatory Approvals;
(c)
prosecuting or defending litigation, including responding to a subpoena in a Third Party litigation;
(d)
to the extent required in connection with complying with Applicable Laws or court or administrative orders; provided that, if a Party is required to disclose Confidential Information of the other Party by regulation, law, or legal process, or due to the rules of any national stock exchange, such Party shall wherever possible provide at least [***] notice, along with a copy of such intended disclosure, to such other Party, will consider in good faith the other Party’s comments, will disclose only such Confidential Information of such other Party as is required to be disclosed and will cooperate in the Disclosing Party’s efforts to obtain a protective order or to limit the scope of the required disclosures;
(e)
if such disclosure is deemed necessary by the Receiving Party to be disclosed to such Party’s attorneys, independent accountants, or financial advisors for the sole purpose of enabling such attorneys, independent accountants, or financial advisors to provide advice to the Receiving Party, on the condition that such attorneys, independent accountants, and financial advisors are bound by confidentiality and non-use obligations substantially as protective as the confidentiality provisions of this Agreement as they apply to the Receiving Party; and
(f)
to its Affiliates, and each of its and its Affiliates’ employees, sublicensees, or prospective sublicensees, or subcontractors or prospective subcontractors, in each case, on a strict “need-to-know” basis in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, to the extent reasonably necessary for such purposes; each of whom prior to disclosure must be bound by written obligations of confidentiality and restrictions on use of such Confidential Information that are at least as stringent as the obligations applicable to the Receiving Party under this Agreement; provided, however, that: (i) the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 13.3(f) to treat such Confidential Information as required under this Article 13 and (ii) with respect to sublicensees, or prospective sublicensees, or subcontractors or prospective subcontractors, the financial terms of this Agreement shall be redacted from any such disclosure of the terms of this Agreement; provided, further, however, that, notwithstanding anything to the contrary hereunder, Korro shall not share or disclose any Research Plan or any details, data, results, or other Confidential Information therein, without Novo Nordisk’s prior written consent therefor, with or to any potential or actual investors, acquirers, collaborators, other financing sources or other strategic or commercial partners including in relation to such Person’s evaluating or carrying out an actual or potential investment, acquisition or collaboration.

If and whenever any Confidential Information is disclosed in accordance with this Section 13.3, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Notwithstanding the foregoing, in the event that a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to sub-sections (a) through (d) of this Section 13.3, it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use not less than the same efforts to secure confidential treatment of such information as it would to protect its own confidential information from disclosure.

13.4
Breaches of Confidentiality. The Receiving Party shall promptly notify the Disclosing Party if the Receiving Party becomes aware of any breach of confidence or unauthorized use by any Person to whom the Receiving Party has disclosed any Confidential Information. The Receiving Party shall give the Disclosing Party all reasonable assistance in connection with any action, demand, claim, or proceeding that the Disclosing Party may institute against any such Person in respect of such disclosure.
13.5
Relationship to Confidentiality Agreement. As of the Effective Date, this Agreement supersedes the Confidential Disclosure Agreement executed by and between Korro and Novo Nordisk on [***] (including any and all amendments thereto) (the “Confidentiality Agreement”). All confidential information disclosed or received by the Parties and their Affiliates under such Confidential Agreement shall be deemed Confidential Information hereunder and subject to the terms of this Agreement.
13.6
Security. The Receiving Party will make reasonable efforts to ensure that the collection, use, analysis, retention, storage, protection, security, transfer, disclosure, disposal, and other processing of the Disclosing Party’s Confidential Information will comply with, and will not violate, any (a) contractual obligation of the Disclosing Party, and (b) Applicable Laws, including those relating to privacy and best practices (based on the size of the Receiving Party and the scope of the disclosure) of data security.
13.7
Return of Confidential Information. Subject to Section 16.2(h) or Section 16.3(g), as applicable, upon termination of this Agreement, the Receiving Party shall, at the request of, and as directed by, the Disclosing Party, return or destroy Confidential Information of the Disclosing Party in the Receiving Party’s possession, and shall destroy any reports or notes in Receiving Party’s possession to the extent containing the Disclosing Party’s Confidential Information, and any electronic copies of any of the foregoing, provided that (a) the Receiving

Party may retain one (1) copy of Confidential Information of the Disclosing Party for archival purposes, and (b) neither Party shall be required to return or destroy copies of the other Party’s Confidential Information stored on automatically created system back-up media.
13.8
Residual Knowledge Exception. Notwithstanding any provision of this Agreement to the contrary, Novo Nordisk may use any Residual Knowledge for any purpose; provided that, for clarity, this right to use Residual Knowledge does not represent a license to any Patent Rights owned or in-licensed by Korro. Any use made by Novo Nordisk of Residual Knowledge is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed, and used solely at Novo Nordisk’s sole risk. As used herein, “Residual Knowledge” means Know-How (a) constituting any Confidential Information of Korro disclosed or made available to Novo Nordisk during a Research Term and (b) that is retained in the unaided memory of any authorized representative of Novo Nordisk after having access to such Confidential Information in accordance with this Agreement, whereby an individual’s memory will be considered to be unaided if the individual has not intentionally memorized the Confidential Information for the sole purpose of retaining and subsequently using or disclosing it. Notwithstanding anything to the contrary hereunder, in no event will Residual Knowledge include any Know-How disclosed, claimed, or Covered by any Patent Rights owned or in-licensed by Korro.
13.9
13.9 Attorney-Client Privilege. Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges recognized under the Applicable Laws of any jurisdiction as a result of disclosing information pursuant to this Agreement to the Receiving Party, or any confidential treatment of its Confidential Information (including Confidential Information related to pending or threatened litigation) as a consequence thereof, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties may become joint defendants in proceedings to which the information covered by such protections and privileges relates and may determine that they share a common legal interest in disclosure between them that is subject to such privileges and protections, and in such an event, may enter into a joint defense agreement setting forth, among other things, the foregoing principles (but for clarity, the Parties are not obligated to do so).

14.
publications and publicity
14.1
Public Announcements. Korro shall have the right to issue a press release regarding the signing of this Agreement on a date to be mutually agreed by the Parties, in substantially the form set forth in Exhibit G. Except as set forth in the preceding sentence and as may be expressly permitted under this Article 14, neither Party will make any press release or other public announcement, whether oral or written, disclosing the terms hereof or any of the activities conducted hereunder without the prior written approval of the other Party (such approval not to be unreasonably withheld or delayed); provided however, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws.

14.2
Publications Generally. Notwithstanding anything to the contrary in this Agreement, Novo Nordisk shall have the right to publish the results of a Research Program and any information related to any Licensed Compound, Licensed Product, or candidates, precursors, or intermediates thereof in academic, scientific, and medical publications or public presentations, provided that, except as expressly stated below in the last sentence of this Section 14.2, any such publication shall be subject to the prior review of Korro and shall be provided for such review at least [***] Calendar Days prior to its submission for publication. Korro will use diligent efforts to complete such review within [***] Calendar Days after its receipt of such publication. Upon Korro’s written request after such review, Novo Nordisk shall (a) delete from such publication any of Korro’s Confidential Information; or, (b) upon a determination that such publication includes patentable material, delay the submission of such publication or presentation for an additional period of up to [***] Business Days in order to allow the appropriate Party to pursue patent protection. Notwithstanding the foregoing, Novo Nordisk’s obligation to submit any publication to Korro for review under this Section 14.2 will not apply (1) to any publication that does not contain Korro’s Confidential Information or disclose any patentable material owned by Korro pursuant to this Agreement or (2) with respect to Novo Nordisk’s publication or other public dissemination of clinical testing, clinical data or results therefrom, clinical performance, or commercial performance of any Licensed Compound, Licensed Product, or candidates, precursors, or intermediates thereof in academic, scientific and medical publications, or public presentations so long as any such publication does not specifically disclose Korro’s Confidential Information pertaining to [***] of any Korro Background IP.

15.
TERM AND TERMINATION
15.1
Term. This Agreement shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 15.2, shall continue in full force and effect, on a Research Program-by-Research Program basis, until the later of the expiration of (a) its Research Term, or (b) the first-to-expire Royalty Term for a first Licensed Product therefrom (the “Term”). For the avoidance of doubt, for so long as Novo Nordisk is continuing to Develop[***], [***] under this Agreement (across all Research Programs) in accordance with Section 3.1, the Term shall continue in accordance with clause (b) above. Upon expiration (but not earlier termination) of this Agreement pursuant to clause (b) above with respect to a Research Program and all of its corresponding Licensed Compound(s) and Licensed Product(s), all rights and licenses granted to Novo Nordisk under Section 8.2 and Section 8.4 shall become fully paid-up, royalty-free, exclusive, perpetual, and irrevocable with respect to all such Licensed Compound(s) and Licensed Product(s).
15.2
Termination.
15.2.1
Termination without Cause. Novo Nordisk shall have the right to terminate this Agreement in its entirety, on a Research Program-by-Research Program basis, or on a Licensed Product-by-Licensed Product basis, in its sole discretion, at any time and for any or no reason, upon [***] prior written notice to Korro.

15.2.2
Termination for Material Breach. Either Party (the “Non-breaching Party”) may terminate this Agreement in its entirety, on a Research Program-by-Research Program basis, or on a Licensed Product-by-Licensed Product basis, in the event that the other Party (the “Breaching Party”) has materially breached this Agreement and such material breach has not been cured within [***] Calendar Days [***] after receipt of written notice of such breach by the Breaching Party from the Non-Breaching Party or, if such breach [***] is not reasonably curable within such [***] Calendar Day period but is curable, such longer period as reasonably necessary for the Breaching Party to cure such material breach (the “Cure Period”), provided that: (a) the Breaching Party has initiated and continues to use Commercially Reasonable Efforts to cure during the initial [***] Calendar Day period and (b) the total Cure Period does not exceed [***] Calendar Days. The written notice describing the alleged material breach shall provide sufficient detail to put the Breaching Party on notice of such material breach. Subject to Section 17.3.5, any termination of this Agreement pursuant to this Section 15.2.2 shall become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period. If the allegedly Breaching Party in good faith disputes such material breach or the failure to cure or remedy such material breach, such Party shall, within [***] Calendar Days after receipt of written notice from the Non-breaching Party of its intention to terminate for material breach: (i) provide written notice of that dispute, putting forward in reasonable detail the rationale for disputing such alleged breach to the Non-breaching Party and (ii) initiate expedited arbitration procedures in accordance with Section 17.3, in which case, such termination shall not be effective until [***] Calendar Days after the arbitration award determining that the conditions for termination of this Section 15.2.2 are met has been made, provided that such breach is not cured within such [***] Calendar Day period.
15.2.3
Termination for Bankruptcy. Either Party may terminate this Agreement immediately upon written notice to the other Party if, at any time: (a) the other Party files in any court or with any Governmental Authority pursuant to any Applicable Laws a petition in bankruptcy or insolvency or for reorganization, or for an arrangement or appointment of a receiver or trustee of such Party or of substantially all of its assets; (b) the other Party proposes a written agreement of composition or extension of its debts with respect to substantial assets of such Party; (c) the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within [***] Calendar Days after the filing thereof; (d) the other Party proposes or is a party to any dissolution or liquidation; or (e) the other Party makes an assignment for the benefit of its creditors.

16.
EFFECTS OF TERMINATION
16.1
Effects of Termination. All of the following effects of termination are in addition to the other rights and remedies that may be available to either of the Parties under this Agreement and shall not be construed to limit any such rights or remedies. For clarity, in the event that this Agreement is not terminated in its entirety, but is rather terminated solely with respect to a particular Research Program or Licensed Product, then, notwithstanding anything to the contrary in this Article 16, the consequences of termination described herein shall only apply to such terminated Research Program or Licensed Product, and this Agreement shall otherwise remain in full force and effect with respect to the other, unterminated Research Program or Licensed

Product(s). Upon any termination of this Agreement, the licenses granted by each Party to the other Party under Section 8.1 shall automatically terminate.
16.2
Effects of Termination due to Korro’s Actions. Upon termination of this Agreement by Novo Nordisk due to Korro’s uncured material breach in accordance with Section 15.2.2, the following provisions shall apply:
(a)
Novo Nordisk in its sole discretion may choose to have (1) the licenses and rights granted by Korro to Novo Nordisk under Section 8.1, Section 8.2, and Section 8.4 to immediately terminate (along with all Korro’s obligations associated therewith); or (2) subject to Novo Nordisk’s fulfilment of sub-section (b) under this Section 16.2, notwithstanding the termination of all other provisions of this Agreement, the licenses and rights granted by Korro to Novo Nordisk under Section 8.2 and Section 8.4 to immediately convert to perpetual, irrevocable, exclusive licenses; in either case ((1) or (2)), either in their entirety, in the event of termination of the Agreement as a whole, or in the event of termination only in respect of a Research Program or a Licensed Product, in respect of such Research Program or Licensed Product only; [***];
(b)
in the event that Novo Nordisk elects to undertake the licenses pursuant to Section 16.2(a)(2), in case of Korro’s material breach, Novo Nordisk shall continue to pay Korro upon achievement of a milestone event pursuant to Section 9.2 and royalties pursuant to Section 9.3 but at a [***] reduction, in each case, with any applicable payment step-downs set forth in Section 9.5 to be additionally applied against such reduced amounts. The Parties acknowledge and agree that the foregoing sentence is not a penalty, but rather an equitable alternative to seeking damages which may be difficult to ascertain, and that such portion of payment (that is reduced) is a reasonably proportionate consideration for an absence of material breach by Korro hereunder a priori. If Novo Nordisk does not fulfil such payment obligations, then the licenses and rights granted by Korro to Novo Nordisk under Section 8.2 and Section 8.4 shall terminate;
(c)
the Parties shall be relieved of all of its future obligations under the Agreement, except as explicitly stated otherwise in this Section 16.2, provided that each Party understands and agrees that any obligations that have accrued on its part prior to said termination are and remain due and owing;
(d)
Korro shall cease its activities in respect of the terminated Research Program, unless Novo Nordisk elects to undertake the licenses pursuant to Section 16.2(a)(2) and instructs Korro in writing otherwise in connection with exercise thereunder;
(e)
in the event that Novo Nordisk elects to undertake the licenses pursuant to Section 16.2(a)(2), Korro shall use Commercially Reasonable Efforts to cause, facilitate for, and permit Novo Nordisk to become a direct licensee (rather than remaining a sublicensee) under any of Korro’s Third Party in-license agreements (if any) for any Intellectual Property or other rights that comprise a part of such surviving license;

(f)
the JSC shall be dissolved;
(g)
subject to sub-section (a) above and any surviving licenses therefrom, the Parties shall retain their ownership interests in the applicable Collaboration IP (in accordance with Article 10) without any restrictions on the practice and exploitation of such Collaboration IP; and
(h)
Korro shall, at the request of and as directed by Novo Nordisk, return or destroy any Confidential Information of Novo Nordisk and any other information and data related to the Research, Development, Commercialization, Manufacture, or Exploitation of any Collaboration Target, Licensed Compound, Licensed Product, or candidates, precursors, or intermediates thereof in Korro’s possession and all copies thereof, provided, however, that Korro may keep one (1) copy of Novo Nordisk’s Confidential Information in its confidential files for recordkeeping purposes and such copy shall remain subject to Article 13 of this Agreement.

For the avoidance of doubt, unless Novo Nordisk elects to undertake the licenses pursuant to Section 16.2(a)(2), upon termination of this Agreement or termination of a Research Program or a Licensed Product thereof pursuant to the events described in this Section 16.2, neither Party shall have any rights thereafter to Research, Develop, Manufacture, Commercialize, or otherwise Exploit the applicable terminated Licensed Compound(s) and Licensed Product(s), unless mutually agreed otherwise in writing.

16.3
Effects of Termination due to Novo Nordisk’s Actions. Upon termination of this Agreement by Novo Nordisk without cause in accordance with Section 15.2.1, or upon termination of this Agreement by Korro due to Novo Nordisk’s material breach in accordance with Section 15.2.2 (i.e., after the arbitration award determining that the conditions for termination of Section 15.2.2 are met has been made and Novo Nordisk failed to cure such material breach during the applicable cure period) or Novo Nordisk’s bankruptcy in accordance with Section 15.2.3, the following provisions shall apply:
(a)
the licenses and rights granted by Korro to Novo Nordisk under Section 8.2 and Section 8.4 shall automatically terminate; provided, however, that Novo Nordisk shall have the right to sell off any remaining inventory of all Licensed Products that exists as of the date of such termination for a period of no longer than [***], and the proceeds of such sales of such Licensed Products shall remain subject to the applicable provisions of Article 9 hereunder;
(b)
the Parties shall be relieved of all its future obligations under the Agreement, except as explicitly stated otherwise in this Section 16.3, provided that each Party understands and agrees that any obligations that have accrued on its part prior to said termination are and remain due and owing;
(c)
the Parties shall cease all activities under this Agreement as soon as reasonably practicable (including activities under the terminated Research Program and the Development, Manufacture, and Commercialization of any terminated Licensed Products and Licensed Compounds thereof);

(d)
the JSC, if still in existence, shall coordinate the wind-down of each Party’s efforts under this Agreement and then shall be dissolved;
(e)
in the event that Novo Nordisk terminates for convenience this entire Agreement, a Research Program, or a Licensed Product pursuant to Section 15.2.1, Novo Nordisk shall reimburse Korro within [***] of receiving an invoice for Out-of-Pocket Costs which Korro has specifically incurred or will specifically incur with respect to such termination, solely to the extent of any amounts for (i) termination or reasonable wind-down costs (if any) attributable to such termination and (ii) costs and expenses already committed and that are non-cancellable, in each case ((i) or (ii)), that are required to be paid to any Third Party in accordance with the terms of this Agreement including the applicable Research Plan(s), and either relating to all Licensed Products in the event of termination as a whole or, in the event of termination in part in respect of a Licensed Product, in respect of such Licensed Product only;
(f)
the Parties shall retain their ownership interests in the applicable Collaboration IP (in accordance with Article 10) without any restrictions on the practice and exploitation of such Collaboration IP;
(g)
Novo Nordisk shall, and shall cause its Affiliates to, at the request of, and as directed by, Korro, return to Korro or destroy all Transferred Materials (including any embodiments of any Licensed Compounds in the form such Licensed Compounds were provided by Korro to Novo Nordisk pursuant to the applicable Research Plan and Section 2.5(b)) in its possession at the time of such termination; and
(h)
Korro and Novo Nordisk may also negotiate in good faith access to any other rights, materials, or information in connection with such termination.

Upon termination of this Agreement or termination of a Research Program or a Licensed Product thereof pursuant to the events described in this Section 16.3, neither Party shall have any rights thereafter to Research, Develop, Manufacture, Commercialize, or otherwise Exploit the applicable terminated Licensed Compound(s) and Licensed Product(s), unless mutually agreed otherwise in writing.

16.4
Survival. Termination or expiration of this Agreement shall not relieve Novo Nordisk or Korro of any obligation accruing prior to such termination or expiration, nor affect in any way the survival of any other right, duty, or obligation of Novo Nordisk or Korro that is expressly stated elsewhere in this Agreement to survive such termination. Without limiting the foregoing and except as expressly set forth otherwise in this Agreement, Articles or Sections 1, 5, 6, 8.2 (solely as a result of Sections 15.1 or 16.2(a)), 8.3 (solely as a result of Sections 15.1 or 16.2(a)), 8.4 (solely as a result of Sections 15.1 or 16.2(a)), 9.2 through 9.5 (solely to the extent such obligations were incurred prior to termination or expiration or result from Sections 16.2(b) or 16.3(a)), 9.7 (solely to the extent such obligations were incurred prior to termination or expiration or result from Sections 16.2(b) or 16.3(a)), 9.8, 9.12, 9.13, 10.1, 10.2, 11.4, 12, 13, 14 (solely for the duration of the obligations set forth in Article 13), 15.1, 16, 17, and 18 shall survive termination or expiration of this Agreement. All other rights and obligations, unless expressly provided for otherwise, will terminate upon termination or expiration of this Agreement.

16.5
Remedies. Termination of this Agreement is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available (except as Novo Nordisk and Korro have expressly agreed to otherwise herein) and such termination shall not preclude Novo Nordisk or Korro from claiming any other damages, compensation, or relief that it may be entitled to upon such termination.
16.6
Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the U.S. Code and other similar laws in any jurisdiction outside the U.S. (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided pursuant to such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee) shall perform all of the obligations in this Agreement intended to be performed by such Party. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided for under the Bankruptcy Laws, and the non-bankrupt Party elects to retain its rights hereunder as provided for under the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee) shall provide to the non-bankrupt Party copies of all Patent Rights, Know-How, and other information necessary for the non-bankrupt Party to prosecute, maintain, and enjoy its rights under the terms of this Agreement. Without limiting the generality of the foregoing, the Parties further agree that (a) Novo Nordisk cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of Novo Nordisk’s rights under this Agreement and Section 365(n) without the express, contemporaneous consent of Novo Nordisk, (b) in the event of an insolvency event by or against Korro under the Bankruptcy Laws, Novo may be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property (including any Licensed Compounds and Know-How related to Collaboration Targets), and the same, if not already in its possession, will be promptly delivered to it upon Novo Nordisk’s request, and (c) whenever Korro or any of it successors or assigns provides to Novo Nordisk any of the intellectual property licensed hereunder (or any embodiment thereof including any Licensed Compounds and Know-How related to Collaboration Targets) pursuant to this Section 16.6, Novo Nordisk shall have the right to perform Korro’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by Novo Nordisk shall release Korro from liability resulting from rejection of the license or the failure to perform such obligations. All rights, powers, and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers, and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws.

17.
dispute resolutions
17.1
Dispute Resolution Mechanism. The Parties agree that the procedures set forth in this Article 17 shall be the exclusive mechanism for resolving any dispute, controversy, or claim of any nature between the Parties that may arise from time to time pursuant to this Agreement relating to either Party’s rights or obligations hereunder (each, a “Dispute”, and collectively, the “Disputes”) and which is not resolved through good faith negotiation between the Parties, including through their respective Project Leaders, Alliance Managers, or the JSC. For the avoidance of doubt, this Article 17 shall not apply to any decision for which a Party has final decision-making authority as expressly provided under this Agreement.
17.2
Resolution by Executive Officers. Except as otherwise provided in this Section 17.2, in the event of any Dispute regarding the construction or interpretation of this Agreement, or the rights, duties, or liabilities of either Party hereunder, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on such an informal basis within [***] Calendar Days, either Party may, by written notice to the other Party, refer such Dispute to a senior executive officer with appropriate decision-making authority (or his/her delegate) of each Party and seek resolution by such persons through good faith negotiations for no longer than [***] Calendar Days after such notice is received. Each Party may, in its discretion, thereafter seek resolution of any and all Disputes that remain not resolved pursuant to this Section 17.2 in accordance with Section 17.3 below, provided that such Dispute is not an Excluded Claim, which will be resolved in accordance with Section 17.4.
17.3
Arbitration.
17.3.1
Any unresolved Dispute that had been subject to, and exhausted the procedures of, Section 17.2 and that is not an Excluded Claim shall be finally resolved by binding arbitration by the International Chamber of Commerce (“ICC”) administered in accordance with the Rules of ICC in effect on the Effective Date, and applying the substantive law specified in Section 18.10. Judgment on the arbitration award may be entered in any court having jurisdiction thereof. The obligation to arbitrate under this Section 17.3 shall extend to any claims by or against the Parties and their respective Affiliates and any agents, principals, officers, directors, or employees of either of the Parties or their respective Affiliates.
17.3.2
The Dispute arbitration shall be conducted by three (3) arbitrators experienced in the business of pharmaceuticals. If the issues in dispute involve scientific, technical or commercial matters, the arbitrators chosen hereunder shall engage experts that have educational training or industry experience sufficient to demonstrate a reasonable level of relevant scientific, technical and commercial knowledge, as necessary to resolve such dispute. Within [***] Calendar Days after initiation of arbitration, the Parties shall select the arbitrators. Novo Nordisk, on the one hand, shall select one (1) arbitrator and Korro, on the other hand, shall select one (1) arbitrator (or, if either Party fails to make a choice, the ICC shall select one (1) arbitrator on behalf of such Party) and the two (2) arbitrators selected by the Parties will mutually select a third arbitrator (or, if they fail to make or agree on a choice, the ICC shall select a third arbitrator). In making their Dispute resolution determination, the arbitrators shall not have the authority to modify any term or provision of this Agreement. A [***] shall be final, conclusive, and binding on the Parties. The place of arbitration shall be New York City, New York, United States, and all proceedings and communications shall be in English.
17.3.3
Prior to the arbitrators being selected, either Party, without waiving any remedy under this Agreement, may seek a temporary restraining order or preliminary injunction pursuant to Section 17.5 prior to final resolution of the Dispute by the arbitrators or other resolution of the controversy between the Parties. Once the arbitrators are in place, either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved, and either Party may apply to a court of competent jurisdiction to enforce such interim injunctive relief granted by the arbitrators. Any final award by the arbitrators may be entered by either Party in any court having appropriate jurisdiction for a judicial recognition of the decision and applicable orders of enforcement. The arbitrators may render early or summary disposition of some or all Dispute issues, after the Parties have had a reasonable opportunity to make submissions on those issues. The arbitrators shall have no authority to award punitive or any other type of damages not directly measured by a Party’s compensatory damages.
17.3.4
Except to the extent necessary to confirm an award or as may be required by Applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of a Dispute arbitration without the prior written consent of both Parties. In no event may a Dispute arbitration be initiated after the date when commencement of a legal or equitable proceeding based on such Dispute’s dispute, controversy, or claim would have been barred by the applicable statute of limitations under Applicable Laws.
17.3.5
Notwithstanding Section 15.2.2, if a Dispute relates to a material breach by Novo Nordisk for which Korro asserts a right to terminate this Agreement pursuant to Section 15.2.2, then the arbitrators will be instructed that, if they render an award finding Novo Nordisk in material breach, they shall include in such an award an explanation of what specific steps Novo Nordisk would be required to follow in order to cure such material breach and if, after the arbitration award upholding such basis for termination is issued, Novo Nordisk promptly and diligently complies with such steps, then the Agreement shall not terminate based on such cured material breach.
17.4
Excluded Claims. As used in this Article 17, the term “Excluded Claim” means any dispute, controversy, or claim that concerns: (a) the validity, enforceability, misappropriation, or infringement of any Patent Rights, trademark, or copyright; or (b) any Applicable Law regarding antitrust, anti-monopoly, or competition, whether or not statutory. Any Excluded Claim may be submitted by either Party to any court of competent jurisdiction for such Excluded Claim.
17.5
Injunctive Relief. Notwithstanding anything in this Agreement to the contrary, with respect to any dispute, controversy, or claim, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis.
17.6
Continued Performance. Unless and until this Agreement has terminated in accordance with its terms, the Parties shall continue to proceed with and be bound by all rights and obligations hereunder notwithstanding the existence of any Dispute or the pendency of an arbitration process therefor except with respect to such Disputed right or obligation.

18.
miscellaneous
18.1
Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder, either in full or in part, to any Third Party without the prior written consent of the other Party, provided however, that (a) [***] may make such an assignment of this Agreement or its rights and obligations hereunder in whole or in part to an Affiliate without [***] consent and (b) [***] may make such an assignment of this Agreement or its rights and obligations hereunder in whole or in part to any Third Party successor or purchaser of all or substantially all of its business or assets to which this Agreement relates, whether in a merger, sale of stock, sale of assets, or other similar transaction, without [***] consent. Any successor or assignee of rights and/or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights and/or obligations (including those obligations set forth in Article 6, subject to Section 18.2 below). Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 18.1 shall be null, void, and of no legal effect.
18.2
Change of Control. In the event of a Change of Control of a Party, whether by merger, sale of stock, sale of assets, or other transaction, then, any Patents, Know-How, or other intellectual property, materials, or assets of the Acquirer of such Party in such Change of Control, or any Affiliates of such Acquirer (other than such Party), existing as of the date of such Change of Control’s consummation, shall not be deemed “Controlled” by the acquired Party or included in the licenses granted by such Party to the other Party hereunder or otherwise be subject to this Agreement, unless such Patents, Know-How, or other intellectual property, materials, or assets of the acquirer, (a) had already been licensed by such Party to the other Party and were subject to the licenses granted to the other Party hereunder prior to the consummation of the Change of Control, or (b) is used by such Change of Control Party in connection with the activities under this Agreement after the consummation of the Change of Control. In the event of a Change of Control of Korro, Korro or the Acquirer of Korro shall provide written notice to Novo Nordisk of such Change of Control within [***] Business Days after the date upon which such Change of Control closes or otherwise becomes effective. In the event that the Acquirer is deemed a Novo Nordisk competitor in Novo Nordisk’s reasonable discretion, Novo Nordisk shall in its sole discretion have the option to, upon written notice to Korro or the Acquirer:

(A) on a Licensed Product-by-Licensed Product basis, if such Change of Control occurs prior to the Acquirer’s (or acquisition surviving entity organization’s) relevant competing business (or the post-closing part of such organization’s business pertaining to this Agreement) attaining a Phase I Trial initiation for a product that is competitive with such Licensed Product, require the Acquirer (or acquisition surviving entity organization) to divest the relevant part of such organization’s competing business (or the post-closing part of such organization’s business pertaining to this Agreement), by diligently pursuing the sale or transfer to a Third Party of such business segment, and enter into (or, as the case may be, cause its relevant Affiliate to enter into,) a binding definitive agreement with a Third Party for such sale or transfer no later than [***] days after the closing or coming into effectiveness of such change of control; and/or

(B) (i) require that Korro separate and create an informational wall for its personnel having undertaken any activities in connection with this Agreement from the remainder of the Acquirer organization (or acquisition surviving entity organization) so as to ensure that such personnel do not provide or receive any Confidential Information in connection with this Agreement to or from the Acquirer. In order to ensure compliance with the foregoing, and to adequately protect Novo Nordisk’s proprietary and Confidential Information, including all information in connection with this Agreement or any Research Plan, Manufacturing Agreements, or Technology Transfer Plan, Korro agrees to ensure that the Acquirer (or acquisition surviving entity organization) implements at least the following information barrier procedures:

(1) enumerating individuals who had undertaken any activities in connection with this Agreement (“Named Personnel”);

(2) procuring that each Named Personnel adheres to confidentiality and non-use obligations at least as stringent as those set forth under this Agreement with respect to any proprietary or Confidential Information of Novo Nordisk or about the Agreement or any Research Plan, Manufacturing Agreements, or Technology Transfer Plan, including when such Named Personnel engages with the remainder of the Acquirer organization (or acquisition surviving entity organization) who are not Named Personnel, such as, for example, by ensuring that such Named Personnel only discloses such proprietary or Confidential Information on a need-to-know basis and only to other Named Personnel;

(3) ensuring that each Named Personnel does not perform (or offer to perform) for the Acquirer organization (or acquisition surviving entity organization) or any Third Party work of the same nature as those performed under any Research Plan;

(4) implementing a secure information technology working environment that prevents access to anyone who is not a Named Personnel with respect to any Novo Nordisk proprietary or Confidential Information or any information about any Research Plan, Manufacturing Agreements, Technology Transfer Plan, or this Agreement;

(5) implementing such other organizational measures as may be appropriate from time to time to maintain an information barrier in connection with the proprietary and Confidential Information relating to any Research Plan, Manufacturing Agreements, Technology Transfer Plan, and this Agreement, between Named Personnel and the remainder of the Acquirer organization (or acquisition surviving entity organization) who are not Named Personnel;

(6) ensuring that the Acquirer organization (or acquisition surviving entity organization) or any person employed thereby other than the Named Personnel perform work without the use of (I) Novo Nordisk’s Confidential Information, Novo Nordisk Background IP, or any Collaboration IP, or (II) any Confidential Information regarding any Collaboration Targets, Licensed Compounds, Licensed Products, or candidates, precursors, or intermediates thereof; and

(7) providing Novo Nordisk with the right to inspect and audit the Acquirer organization’s (or acquisition surviving entity organization’s) implementation of the information barrier procedures set forth in sub-sections (1)-(6) above and providing Novo Nordisk the right to require, verify, and if necessary, enforce (as a material breach hereunder) implementation of corrective action(s) if any non-conformities thereof are identified.

And/or

(ii) notwithstanding anything to the contrary under this Agreement, (x) not provide to Korro any information that have been provided by Novo Nordisk through the Alliance Managers, (y) disband the JSC (and/or any subcommittee thereof) and/or (z) require that any disclosure and other informational sharing obligations pursuant to Article 10 shall be made only by and through an external law firm intellectual property counsel representing Korro or Acquirer who is engaged solely for the Novo Nordisk-Korro collaboration and who will receive and provide information solely to the extent strictly needed to fulfill the Parties’ obligations and exercise the Parties’ rights under Article 10 (i.e., such counsel will not share with Korro generally any information discussed with or shared by Novo Nordisk if Korro does not need to know such information to exercise its rights hereunder, and even if needed, will share any such information with Korro and its personnel on a strictly need-to-know basis).

18.3
Entire Agreement. This Agreement, including the Exhibits hereto, represents the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidentiality Agreement. No subsequent alteration, amendment, change, or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. In the event of any inconsistency between the body of this Agreement and either any Exhibits to this Agreement or any subsequent agreements ancillary to this Agreement, unless otherwise expressly stated to the contrary in such Exhibit or ancillary agreement, the terms contained in this Agreement shall control.
18.4
Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any such invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized thereby.
18.5
No Waiver. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party granting such waiver.
18.6
Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Korro and Novo Nordisk, or to constitute one as the agent of the other. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other to any contract, agreement, or undertaking with any Third Party.

18.7
No Third Party Beneficiary Rights. The Parties acknowledge and agree that they do not intend, neither by entering into this Agreement nor by performing their respective obligations hereunder, to create or vest to any Third Party any interests or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement. All Applicable Laws in any country that may act to create or to vest any rights in favor of any Third Party are excluded to the fullest extent permitted under said Applicable Laws.
18.8
Compliance with Law. Each Party shall, and shall cause its Affiliates, sublicensees, and Third Party contractors to, perform its obligations under this Agreement in accordance with all Applicable Laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement that violates, or that it believes, in good faith, may violate, any Applicable Laws.
18.9
Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure so long as the nonperforming Party promptly provides notice of such prevention to the other Party. Such excused performance will be permitted and continued so long as (a) the condition constituting such Force Majeure continues, and (b) the nonperforming Party uses Commercially Reasonable Efforts to remove such condition. “Force Majeure” means any condition beyond the control of a Party, including an act of God, voluntary or involuntary compliance with any regulation, law, or order of any government, war, civil commotion, labor strike or lock-out, outbreak of a contagious disease, epidemic or pandemic (including SARS-CoV-2, which causes COVID-19), flood, failure, or default of public utilities or common carriers, information technology or cybersecurity incident (including any loss, destruction, breach, or other unauthorized access, disablement, or other compromise of any information technology system or data), or destruction of production facilities or materials by fire, earthquake, storm, or like catastrophe. Notwithstanding the foregoing, to the extent that any other provision of this Agreement provides for an extension of time to perform in consideration for the occurrence of events beyond a Party’s control or other similar factors but such provision is nevertheless subject to a specified deadline not to be exceeded, the provisions of this Section 18.9 will not operate to extend such deadline.
18.10
Governing Law. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, United States, without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.
18.11
Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, or on the next Business Day after being sent by reputable international overnight courier (with delivery tracking provided, signature required, and delivery prepaid), or on the date sent and confirmed by email, in each case, to the address specified below (or to such other address(es) for the applicable Party as may be specified by a notice given in accordance with this Section 18.11).
(a)
If to Novo Nordisk:

Novo Nordisk A/S

Novo Nordisk Allé 1

Bagsvaerd

Denmark

Attention: [***]

with a copy to:

Novo Nordisk A/S

Novo Nordisk Alle 1

2880 Bagsvaerd

Denmark

Attention: [***]

(b)
If to Korro:

Korro Bio, Inc.

60 First Street, 2nd Floor, Suite 250

Cambridge, MA 02141

Attention: [***]

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: [***]

18.12
Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and perform and cause to be performed such further actions, including the filing of certain assignments, agreements, documents, and instruments and the signing of certain wet-ink signatures as may be required pursuant to Applicable Laws (including for Patent Rights assignments), as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof.
18.13
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors, and permitted assigns.
18.14
Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. Whenever this Agreement refers to a number of days without using a term otherwise defined herein, such number refers to Calendar Days. The terms “including,” “include,” “includes” or “for example” shall not limit the generality of any description preceding such term and, as used herein, shall have the same meaning as “including, but not limited to,” and/or “including, without limitation”. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its drafting; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
18.15
Expenses. Each Party shall pay its own costs, charges, and expenses incurred in connection with the negotiation, preparation, and execution of this Agreement.
18.16
Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by .pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original wet-ink signatures.

[Remainder of page left blank intentionally; signature page follows.]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

KORRO BIO, INC.

By:/s/ Ram Aiyar

Name: Ram Aiyar

Title: President and Chief Executive Officer

NOVO NORDISK A/S

By: /s/ [***]

Name: [***]

Title: [***]

[Signature Page to Research Collaboration and License Agreement]

Exhibit A

Research Plan for Collaboration Target A

[***]

Exhibit A-1

[***]

Exhibit B

Certain Korro Background Patents

[***]

Exhibit C

Novo Nordisk’s Invoicing Instructions

In order to ensure timely settlement of invoices, you are kindly requested to observe the below guidelines when sending invoices or credit notes to Novo Nordisk.

[***]

Exhibit D

Use of Human Biosamples and Informed Consent

[***]

Exhibit E

Novo Nordisk Principles for the Use of Animals

[***]

Exhibit F

Information Security Minimum Requirements

[***]

Exhibit G

Form of Press Release

Korro Bio Announces Collaboration with Novo Nordisk to Develop Two Therapeutic Candidates

Partnership leverages Korro’s proprietary OPERATM platform to enable its oligonucleotide-directed RNA edits into two undisclosed targets; initially for cardiometabolic diseases

Total deal value of up to $530 million in upfront, development, and commercial milestone payments, in addition to tiered royalties and R&D funding

CAMBRIDGE, Mass., September [***], 2024 — Korro Bio, Inc. (Korro) (Nasdaq: KRRO), a biopharmaceutical company focused on developing a potential new class of genetic medicines based on RNA editing for both rare and highly prevalent diseases, today announced a collaboration with Novo Nordisk, a global healthcare company, to advance the discovery and development of new genetic medicines, with the initial target to treat cardiometabolic diseases. The collaboration brings together Novo Nordisk’s deep cardiometabolic disease understanding and drug development experience with Korro’s proprietary platform to develop RNA editing product candidates for two undisclosed targets.

“Novo Nordisk is a global leader in the discovery, development and commercialization of therapies for cardiometabolic diseases,” said Dr. Ram Aiyar, CEO and President of Korro. “This collaboration enables us to use our proprietary technologies and capabilities in RNA editing to develop potential new treatments for people living with chronic diseases without impacting our internal pipeline focus. This partnership will expand the opportunity to potentially bring targeted RNA editing to diseases with high prevalence.”

There continues to be a need to explore novel treatment approaches for cardiometabolic conditions including obesity, diabetes and cardiovascular diseases. RNA editing can specifically and efficiently modulate protein function, potentially enabling access to previously undruggable targets for cardiometabolic diseases. Korro’s platform, Oligonucleotide Promoted Editing of RNA (OPERA), seeks to use an oligonucleotide to co-opt a natural process in the human body to make changes in mRNA encoding the protein, leaving the DNA genome unaltered, thus aiming to bring a pharmacologically titratable approach using genetic medicine.

“We are excited to partner with Korro on its differentiated RNA editing platform as we explore novel technologies to address the unmet need for people living with cardiometabolic diseases,” said Uli Stilz, Head of Novo Nordisk’s Bio Innovation Hub. “Korro’s platform aims to enable a titratable, transient and highly specific editing approach at the RNA level which has the potential to transform care. With our deep knowledge of cardiometabolic diseases and Korro’s unique approach, we have the opportunity to establish a new paradigm of treatment modalities for cardiometabolic diseases by addressing otherwise undruggable targets.”

Under the terms of the agreement, Korro is eligible to receive up to $530 million in upfront, development and commercial milestone payments, in addition to tiered royalties and R&D funding. Korro will advance up to two programs through preclinical development after which point Novo Nordisk could further advance the programs through clinical studies.

About Korro

Korro is a biopharmaceutical company focused on developing a new class of genetic medicines for both rare and highly prevalent diseases using its proprietary RNA editing platform. Korro is generating a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process to affect a precise yet transient single base edit. By editing RNA instead of DNA, Korro is expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. Using an oligonucleotide-based approach, Korro expects to bring its medicines to patients by leveraging its proprietary platform with precedented delivery modalities, manufacturing know-how, and established regulatory pathways of approved oligonucleotide drugs. Korro is based in Cambridge, Massachusetts. For more information, visit korrobio.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, express or implied statements regarding expectations, hopes, beliefs, intentions or strategies of Korro regarding the future including, without limitation, express or implied statements regarding: Korro’s ability to develop new genetic medicines to treat cardiometabolic diseases under the collaboration with Novo Nordisk; develop two therapeutic candidates under the collaboration with Novo Nordisk, and the receipt of up to $530 million in upfront, development and commercial milestone payments, and tiered royalties thereunder; use RNA editing to develop treatments for chronic diseases without impacting its pipeline; bring targeted RNA editing to diseases with high prevalence; the potential of RNA editing to access previously undruggable targets; bring a titratable approach using genetic medicine; establish a new paradigm of treatment modalities for cardiometabolic diseases; and expand the reach of genetic medicines; among others. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “aim,” “target,” “commit,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are based on current expectations and assumptions that, while considered reasonable are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including risks inherent in third-party collaborations, including achieving any milestones or royalties thereunder; as well as risks inherent in biopharmaceutical development generally; risks associated with pre-clinical studies and clinical trials; and other risks associated with obtaining regulatory approvals and protecting intellectual property; as well as risks associated with general economic conditions; and other risks and uncertainties indicated from time to time in Korro’s filings with the SEC, including Part II Item 1A. “Risk Factors” in Korro’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2024, as such may be amended or supplemented from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, Korro does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Korro.

Korro Contact Information

Investors
IR@korrobio.com

Media
Glenn Silver
FINN Partners
Glenn.silver@finnpartners.com